AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2011

Registration No. 333-170778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 3
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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H&H IMPORTS, INC.

(Exact name of issuer as specified in its charter)

Florida	5900	80-149096
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(Address and telephone number of principal executive offices)

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(Address of principal place of business or intended

principal place of business)

Steve Rogai, Chief Executive Officer

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(727) 330-7843 (fax)

(Name, address and telephone number of agent for service)

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Copies to:

Brian Pearlman, Esq.

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(954) 523-7008

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock [1]	66,864,845 [3]	$0.27	$18,053,508	$ 954.66
Common Stock [2]	47,350,000 [4]	$0.15	$ 7,102,500	$ 555.46
Common Stock [2]	47,350,000 [5]	$0.25	$11,831,500	$ 928.01
Common Stock [2]	47,350,000 [6]	$0.50	$23,675,000	$1,856.03
Total Registration Fee				$4,294.17 [7]

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1.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our common stock on the OTC Bulletin Board on February 4, 2011, a date within five trading days prior to the date of the filing of this registration statement.

2.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Shares issuable upon the exercise of warrants.

3.

Includes 64,264,845 shares of common stock presently outstanding and 2,600,000 shares of common stock underlying the Placement Agent Option.

4.

Includes (i) 44,750,000 shares of common stock underlying Series A Warrants granted to investors pursuant to our 2010 Private Placement and October 2010 Private Placement, and (ii) 2,600,000 shares of common stock underlying the Placement Agent Option granted to a placement agent pursuant to our 2010 Private Placement.

5.

Includes (i) 44,750,000 shares of common stock underlying Series B Warrants granted to investors pursuant to our 2010 Private Placement and October 2010 Private Placement, and (ii) 2,600,000 shares of common stock underlying the Placement Agent Option granted to a placement agent pursuant to our 2010 Private Placement.

6.

Includes (i) 44,750,000 shares of common stock underlying Series C Warrants granted to investors pursuant to our 2010 Private Placement and October 2010 Private Placement, and (ii) 2,600,000 shares of common stock underlying the Placement Agent Option granted to a placement agent pursuant to our 2010 Private Placement.

7.

Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, JUNE 28 2011

H&H IMPORTS, INC.

205,140,901 Shares of Common Stock

This prospectus relates to periodic offers and sales of 205,140,901 shares of common stock by the selling security holders which includes:

–

up to 70,890,901 shares of common stock presently issued and outstanding;

–

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series A Warrants;

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series B Warrants; and

–

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series C Warrants.

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. We intend to use such proceeds for working capital and other general corporate purposes. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling security holders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices or in transactions that are not in the public market. The selling security holders may also sell their shares of common stock in transactions that are not in the public market in the manner set forth under “Plan of Distribution” on page 46 of this prospectus.

Our common stock is quoted on the OTC Exchange under the symbol “HNHI”. On ________ __, 2011 the last reported sale price for our common stock was $0.XX per share.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about the risks of investing in our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ________ ____, 2011

H&H IMPORTS, INC.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

1

SUMMARY OF THE OFFERING

3

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

4

SUMMARY FINANCIAL DATA

6

RISK FACTORS

8

FORWARD-LOOKING STATEMENTS

15

USE OF PROCEEDS

16

MARKET FOR COMMON STOCK AND RELATED MATTERS

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

18

BUSINESS

26

DIVIDEND POLICY

29

REPORT TO SHAREHOLDERS

29

LEGAL PROCEEDINGS

29

MANAGEMENT

30

EXECUTIVE COMPENSATION

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

38

DESCRIPTION OF SECURITIES

40

SELLING SECURITY HOLDERS

41

PLAN OF DISTRIBUTION

46

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

48

LEGAL MATTERS

48

EXPERTS

48

WHERE YOU CAN FIND MORE INFORMATION

48

INDEX TO FINANCIAL STATEMENTS

F-1

i

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We own and operate several websites, including www.TVGoodsinc.com, www.tvgoodsholding.com, www.inventorsbc.com. The information which appears on these websites is not part of this prospectus.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “H&H Imports”, “Company”, “we”, “us”, or “our” refer to H&H Imports, Inc. and its subsidiaries.

Business Overview

We are a direct response marketing company. Our Company identifies, advises in development and markets consumer products. Our strategy employs three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. We seek to assist and enable entrepreneurs to introduce products to the consumer market. Entrepreneurs can leverage our experience in functions such as product selection, marketing development, media buying and direct response television production. Inventors and entrepreneurs submit products or business concepts for our input and advice. We generate revenues from two primary sources (i) infomercial production fees, and (ii) sales of consumer products, for which we receive a share of net profits of consumer products sold. We do not manufacture any of our products. TV Goods was formed in October 2009 and as a result has a limited operating history. As of the date of this prospectus we have generated limited revenues and do not rely on any principal products. While the Company has received nominal revenues from marketing fees generated from the sales of several products, none of these fees have generated material revenues. We currently do not sell any internally developed or Company owned products.

We had total assets of $1,200,267 and $502,825 at December 31, 2010 and March 31, 2010, respectively. From inception through December 31, 2010, we had revenues of $1,212,430 and a net loss of $4,230,978. From inception through March 31, 2010, we had revenues of $363,489 and a net loss of $917,825. At December 31, 2010, we had a cash balance of approximately $138,000, a working capital deficit of approximately $110,000 and an accumulated deficit of approximately $4.2 million.

Direct Response Marketing

We operate as a direct response marketing organization. The direct response marketing industry is a large, fragmented and competitive industry. Direct response incorporates various marketing formats including direct mail, telemarketing, television, radio, newspaper, magazines and others. Typically direct response television programs incorporate an infomercial in either short form (30 seconds to 5 minutes) or long form (28.5 minutes) direct response programs. The formats discuss and demonstrate products and provide a toll-free number or website for viewers to purchase. We believe the principal competitive factors include authenticity of information, unique content and distinctiveness and quality of product, brand recognition and price.

Organization

H&H Imports, Inc., a Florida corporation was organized in November 2006. On May 28, 2010 (the “Closing Date”), we closed a definitive merger agreement (the “Merger Agreement”) to acquire TV Goods Holding Corporation, a Florida corporation (“TV Goods”), organized in October 2009, pursuant to which TV Goods merged with TV Goods Acquisition, Inc., our wholly owned subsidiary. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of H&H Imports common stock such that the TV Goods shareholders received approximately 98.8% of the total shares of H&H Imports issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of FASB ASC 805 (“FAS-141R”), whereby TV Goods became the accounting acquirer (legal acquiree) and H&H Imports was treated as the accounting acquiree (legal acquirer). The historical financial records of TV Goods are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. As the transaction was treated as a recapitalization, no intangibles, including goodwill, was recognized.

TV Goods holds a wholly owned interest in the following subsidiaries:

–

TV Goods, Inc., a Florida corporation (“TVG”);

–

Inventors Business Center, LLC, a Florida limited liability company (“IBC”);

Although we hold an interest in these various entities, primarily all of our historical and current operations are conducted through TVG, which was organized as a wholly owned subsidiary of TV Goods in October 2009. Furthermore, due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business; accordingly, we do not report as segments.

There is currently a limited public market for our common stock which is quoted on the Over-the-Counter Bulletin Board under the symbol “HNHI”.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors”, including for example:

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Lack of working capital required to develop our business;

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Our ability to continue as a going concern;

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Our limited operating history;

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Inability to attract viable consumer products;

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Inability to create successful direct response marketing campaigns;

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Inability to effectively compete in a diverse and competitive industry;

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Inability to effectively manage growth; and

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The possibility of losing key members of our senior management.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves a high degree of risk. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

Corporate Information

Our executive offices are located at 14044 Icot Boulevard, Clearwater, Florida 33760; our telephone number is 727-288-2738.

SUMMARY OF THE OFFERING

Common stock outstanding before the offering:	235,440,523

Common stock offered by selling security holders

Up to 205,140,901 shares of common stock, including 134,250,000 shares underlying warrants, and 10,400,000 shares underlying the Placement Agent Option.

The maximum number of shares of common stock to be sold by the selling security holders, 205,140,901 represents approximately 87% of our current outstanding common stock.

The selling security holders will offer their shares at prevailing market prices or privately negotiated prices. Our common stock is currently quoted on the OTC Exchange under the symbol “HNHI”. On _______ __, 2011, the last sale price of our common stock was $0.__.

Common stock to be outstanding after the offering	Up to 369,690,523 shares based on 235,440,523 shares of common stock outstanding as of June 20, 2011, and the exercise of all 134,250,000 shares underlying outstanding warrants.

Use of proceeds

We could receive up to $39,105,000 net of potential placement agent fees of $1,1700,000 related to warrant exercise proceeds, in the event the warrants are exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, inventory, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures.

See “Use of Proceeds” on page 16.

Risk Factors

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 8. As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein. Any person who cannot afford the loss of their entire investment should not purchase our shares of common stock.

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

2010 Private Placement

From April 2010 through July 2010 (the “2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186) to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. The Series A Warrants, Series B Warrants and Series C Warrants are collectively referred to as the “Warrants”. In connection with the offering, we issued 26,000,000 shares of common stock and Warrants exercisable to purchase 78,000,000 shares of common stock. The Warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the Warrants are the same.

Warrants issued in connection with the Company’s 2010 Private Placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussions with investors.

The majority of Units sold under the 2010 Private Placement were sold under a private placement by TV Goods, prior to our merger with TV Goods.

The subscription agreement for the 2010 Private Placement provides the Company will use its best reasonable efforts to cause a registration statement to become effective within 180 days of the termination of the offering. If a registration statement is not declared effective within 180 days of the termination of the offering, the Company shall make pro rata payments to each holder, in an amount equal to 1.0% per month of the aggregate amount invested by such holder up to a maximum of 6% of the aggregate amount invested by such holder. We have failed to timely cause the registration statement to become effective and are obligated to pay the holders up to a maximum of $156,000.

In connection with the 2010 Private Placement, we paid cash fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of $280,000 related to $2,600,000 in gross proceeds related to their efforts. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units (the “Placement Agent Option”), exercisable at $0.10 per Placement Agent Option. Each Placement Agent Option consists of (1) one share of common stock, (2) one Series A Warrant, (3) one Series B Warrant, and (4) one Series C Warrant. The Series A, Series B and Series C warrants are substantially the same as the Warrants issued under the 2010 Private Placement, but contain a cashless exercise provision. The Placement Agent Option also contained a cashless exercise provision. The Placement Agent Option and underlying warrants were exercised on a cashless basis effective March 8, 2011 and the Company issued an aggregate of 6,626,056 shares of common stock to affiliates of Forge Finance Group. There are no longer any Placement Agent Options or underlying warrants outstanding. The Placement Agent could also earn an additional $1,170,000 in fees, representing a 5% fee on gross receipts, if all warrants placed through their efforts are exercised for cash.

October 2010 Private Placement

From October 2010 through January 2011 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,875,000 to 8 accredited investors. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the offering, we issued 18,750,000 shares of common stock and Warrants exercisable to purchase 56,250,000 shares of common stock. The Warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the Warrants are the same.

Warrants issued in connection with the Company’s 2010 Private Placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussions with investors.

Senior Notes

From November 2009 through February 2010, we sold Senior Working Capital Notes bearing interest of 12% per annum maturing on December 31, 2010, including common stock (“Senior Notes”) to 12 accredited investors. Investors received four hundred fifty thousand (450,000) shares of common stock for each fifty thousand dollars ($50,000) invested. Furthermore the Senior Notes were convertible into common stock. In the aggregate we issued notes with a face value of $687,500, (net proceeds of $581,750 after related costs of $105,750) and 6,187,500 shares of common stock to 12 accredited investors. In May 2010, concurrent with our Merger Agreement, the Senior Notes were mandatorily converted into 10,307,345 shares of common stock.

The 44,750,000 shares of common stock issued pursuant to the 2010 Private Placement and October 2010 Private Placement, the 16,494,845 shares of common stock issued pursuant to the Senior Notes, the 134,250,000 shares underlying the Warrants (“Warrant Shares”), and the 6,626,056 shares issued pursuant to the cashless exercise of the Placement Agent Option are sometimes collectively referred to in this prospectus as the “Shares”. The Shares are being offered for resale under this registration, and the selling security holders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Company will receive up to $39,105,000, net of fees to a placement agent, in the event the Warrants are exercised. The proceeds, if any, will be used for general working capital purposes.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the period from inception (October 16, 2009) through March 31, 2010, derived from our audited consolidated financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the nine months ended December 31, 2010 derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Period From Inception (October 16, 2009) through March 31, 2010	Nine Months Ended December 31, 2010
		(unaudited)
Revenues	$363,489	$848,941
Cost of Goods sold	$350,523	$1,168,583
Gross profit (loss)	$12,966	$(319,642)
Total operating expenses	$506,458	$2,954,262
Net Loss	$(917,825)	$(3,313,153)
Net Loss per share – basic and fully diluted	$(0.006)	$(0.02)
Weighted average shares outstanding	155,554,235	193,580,755

Balance Sheet Data:

	As of March 31, 2010	As of December 31, 2010
		(unaudited)
Current assets	$473,140	$524,393
Total assets	$502,825	$1,200,267
Total liabilities	$1,111,275	$634,376
Working capital (deficit)	$(638,135)	$(109,983)
Stockholders' Equity(deficit)	$(608,450)	$565,891

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2010. The tables should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Long-term debt	$—
Current Liabilities	634,376
Shareholders' equity:
Common stock; $0.0001 par value; 400,000,000 shares authorized; 211,177,481 shares issued and outstanding	21,117
Additional paid-in capital	4,775,752
Deficit accumulated during development stage	(4,230,978)
Total shareholders’ equity (deficit)	565,891

Total liabilities and shareholders’ equity	$1,200,267

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

We are a development stage company and we may continue to incur losses as we attempt to develop and expand our operations and to market and sell our products. From inception through March 31, 2010 we have an accumulated deficit of $917,825 and for the nine months ended December 31, 2010 has an accumulated deficit of $4,230,978. No assurance can be given that we will achieve or sustain profitability. As a result of our limited operating history and the nature of the market in which we compete, it is difficult to forecast revenues or earnings accurately. No assurance can be given that we will be successful in accomplishing our goals or that we will generate sufficient revenue to become profitable or to sustain profitability.

WE HAVE OPERATED AT A LOSS SINCE INCEPTION AND WE CANNOT ANTICIPATE WITH ANY DEGREE OF CERTAINTY WHAT OUR REVENUES WILL BE IN FUTURE PERIODS.

At December 31, 2010, we had a cash balance of approximately $138,000, working capital deficit of approximately $110,000 and an accumulated deficit of approximately $4.2 million. This increase in both the cash balances and working capital, as compared to March 31, 2010, was due to the completion of a series of Private Placements beginning in July 2010 with net proceeds to the Company of approximately, $3,450,000. However, since inception, we have continued to operate at a loss. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, competitive efforts, and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

FAILURE TO TIMELY PAY OBLIGATIONS AS THEY COME DUE COULD LEAD TO SIGNIFICANT FINANCIAL OBLIGATIONS

During our year ended March 31, 2010, due to management oversight, we failed to timely make interest payments on our 12% Senior Working Capital Notes totally $687,500. While these defaults were subsequently waived and the Notes and related interest were settled, this default status could have lead to significant penalties including acceleration of the due dates on the Notes and penalties payable in both cash and stock. If in the future, if we again fail to timely meet our financial obligations as they come due, our operating results, balances sheet and future ability to raise capital could be seriously harmed.

THE COMPANY HAS FAILED TO SATISFY REGISTRATION RIGHTS PROVISIONS UNDER THE 2010 PRIVATE PLACEMENT AND IS OBLIGATED TO MAKE PRO RATA PAYMENTS TO THE SUBSCRIBERS OF THE 2010 PRIVATE PLACEMENT IN AN AMOUNT EQUAL TO 1% PER MONTH OF THE AGGREGATE AMOUNT INVESTED BY SUCH SUBSCRIBER UP TO A MAXIMUM AMOUNT OF 6% OF THE AMOUNT INVESTED.

Under the terms of the 2010 Private Placement the Company provided that it would use its best reasonable effort to cause a registration statement to become effective within 180 days of the termination date of the offering. We have failed to comply with the registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. We are obligated to pay the subscribers approximately $88,400.  The maximum amount of penalty to which the Company may be subject is $156,000 if it is unable to successfully have the registration statement declared effective within six months of the termination of the related funding.

UNCERTAIN GENERAL ECONOMIC CONDITIONS IN THE UNITED STATES COULD ADVERSELY AFFECT US.

We are subject to the risks arising from adverse changes in general economic market conditions or any failure of the U.S. economy to recover from its recent recession. The U.S. economy remains extremely sluggish as it seeks to recover from a severe recession. The U.S. economy continues to suffer from market volatility, difficulties in the financial services sector, tight credit markets, softness in the housing markets, concerns of inflation, reduced corporate profits and capital spending, significant job losses, reduced consumer spending, and continuing economic uncertainties. The uncertainty about future economic conditions could negatively impact our current and prospective customers, including those in the direct response markets, adversely impact our expenses and ability to obtain financing of our operations, cause delays or other problems with key suppliers and increase the risk of counterparty failures. We cannot predict the timing, strength or duration of this severe global economic downturn or subsequent recovery. Consumer spending in the United States has been, and is expected to continue to be, negatively affected by these economic trends which, in turn, will negatively impact our results of operations. Furthermore, the uncertainly about future economic conditions could negatively affect our ability to obtain financing, which we will require to fund our operations in the event we do not increase our revenues.

OUR OPERATIONS ARE SUBJECT TO THE GENERAL RISKS OF THE DIRECT RESPONSE TELEVISION INDUSTRY INCLUDING, BUT NOT LIMITED TO PRODUCT LIABILITY CLAIMS, WHICH COULD EXCEED OUR INSURANCE COVERAGE.

Our operations could be impacted by both genuine and fictitious claims regarding products we market. Although primarily all of the consumer products we market are not our property, we could potentially suffer losses from a significant product liability judgment against it. A significant product liability judgment could also result in a loss of consumer confidence in our products and furthermore an actual or perceived loss of value of our brand, materially impacting consumer demand. Although TV Goods carries a limited amount of product liability insurance, the amount of liability from product liability claims may exceed the amount of any insurance proceeds received by TV Goods. We rely upon trademark, copyright and trade secret laws to protect our proprietary rights, which might not provide adequate protection.

OUR BUSINESS IS SUBJECT TO A VARIETY OF LAWS, RULES AND REGULATIONS THAT COULD SUBJECT US TO CLAIMS OR OTHERWISE HARM OUR BUSINESS.

Government regulation of direct response, Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations.  We are subject to a variety of laws, including the Mail or Telephone Order Merchandise Rule and related regulations of the Federal Trade Commission. These regulations prohibit unfair methods of competition and unfair or deceptive acts or practices in connection with mail and telephone order sales and require sellers of mail and telephone order merchandise to conform to certain rules of conduct with respect to shipping dates and shipping delays. We are also subject to regulations of the U.S. Postal Service and various state and local consumer protection agencies relating to matters such as advertising, order solicitation, shipment deadlines and customer refunds and returns. In addition, imported merchandise is subject to import and customs duties and, in some cases, import quotas.  The failure to comply with any of these laws, rules or regulations may subject us to consumer claims or result in delays in marketing products or changes in product marketing, which may reduce our revenues, increase our expenses and adversely affect our profitability.

WE RELY UPON TRADEMARK, COPYRIGHT AND TRADE SECRET LAWS TO PROTECT OUR PROPRIETARY RIGHTS, WHICH MIGHT NOT PROVIDE ADEQUATE PROTECTION.

Our success and ability to compete depends to a significant degree upon the protection of intellectual property rights, including without limitation our trademarks, trade names and trade secrets. We have applied for trademark protection on “TVGoods” and “Kevin Harrington”. While we intend to jointly hold intellectual property rights on products we develop with third parties, we may not be successful in protecting intellectual property rights. We rely on trademark, copyright and trade secret laws, each of which affords only limited protection. To date we have not received any trademark protection. Our inability to protect intellectual property rights could seriously harm business, operating results and financial condition.

LITIGATION COULD BECOME NECESSARY IN THE FUTURE TO ENFORCE INTELLECTUAL PROPERTY RIGHTS.

Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and materially harm our business, financial condition and results of operations.

CLAIMS THAT TV GOODS INFRINGES UPON THIRD PARTIES’ INTELLECTUAL PROPERTY RIGHTS COULD BE COSTLY TO DEFEND OR SETTLE.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment awarding substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling products. Our business, operating results and financial condition would be harmed if any of these events occurred.

We could incur substantial costs in our defense against infringement claims. In the event of a claim of infringement, we might be required to obtain one or more licenses from third parties. We might be unable to obtain necessary licenses from third parties at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such required licenses could harm our business, operating results and financial condition.

WE DEPEND ON THE SERVICES OF OUR CHAIRMAN.

Our success largely depends on the efforts, reputation and abilities of Kevin Harrington. TV Goods was established by Kevin Harrington to leverage the exposure from his appearance as an investor on the ABC reality television series, the Shark Tank. The loss of the services of Mr. Harrington could materially harm our business. In addition, we do not maintain key-man life insurance policy on Mr. Harrington.

FAILURE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

Aside from Mr. Harrington, our success depends on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to support the anticipated growth of our business. If we fail to attract and retain qualified personnel, TV Goods’ business will suffer. Additionally, companies whose employees accept positions with competitors often claim that such competitors have engaged in unfair hiring practices. We may receive such claims in the future as we seek to hire qualified employees. We could incur substantial costs in defending against any such claims.

WE MAY HAVE DIFFICULTY MANAGING ANY FUTURE GROWTH.

The implementation of our business objectives, we may need to grow rapidly; brisk growth would lead to increased responsibility for both existing and new management personnel. In an effort to manage such growth, we must maintain and enhance our financial and accounting systems and controls, hire and integrate new personnel and manage expanded operations. Despite systems and controls, growth is expected to place a significant strain on our management systems and resources. We will need to continue to improve our operational, managerial and financial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. Failure to manage our future growth would have a material adverse effect on the quality of our operations, ability to retain customers and key personnel and operating results and financial condition.

WE MAY NOT BE SUCCESSFUL IN FINDING OR MARKETING NEW PRODUCTS.

Our business operations and financial performance depends on the ability to attract and market new products on a consistent basis. In the direct marketing industry, the average product life cycle varies from six months to four years, based on numerous factors, including competition, product features, distribution channels utilized, cost of goods sold and effectiveness of advertising. Less successful products have shorter life cycles. The majority of products are submitted by inventors. There can be no assurance that we will be successful in acquiring rights to quality products. We select new products based upon management’s expertise and limited market studies. As a result, we need to acquire the rights to quality products with sufficient margins and consumer appeal to justify the acquisition costs. There can be no assurance that chosen products will generate sufficient revenues to justify the acquisition and marketing costs.

OUR FINANCIAL PERFORMANCE IS DEPENDENT ON THE DISPROPORTIONATE SUCCESS OF A SMALL GROUP OF PRODUCTS.

Our business and results of operations are dependent on the disproportionate success of a small group of products, which we do not produce or manufacture. It is likely that the majority of the products we market may fail to generate sufficient revenues. Furthermore it is likely we will market more products which fail to generate significant revenues as opposed to products which generate significant revenues. Our sales and profitability will be adversely affected if we are unable to develop a sufficient number of successful products.

OUR FINANCIAL PERFORMANCE MAY BE HARMED IF UNFAVORABLE ECONOMIC CONDITIONS ADVERSELY AFFECT CONSUMER SPENDING.

Our success depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, business conditions, taxation and interest rates. Other events that adversely affect the economy may diminish consumer spending. There can be no assurance that consumer spending will not be affected by adverse economic conditions, thereby adversely affecting our business, financial condition and results of operations.

WE FACE COMPETITION FROM MANY OTHER TYPES OF COMPANIES FOR CUSTOMERS.

We face significant competition within each merchandise category. The markets for our merchandise are highly competitive, and the recent growth in these markets has encouraged the entry of many new competitors as well as increased competition from established companies. There are no significant barriers to entry in the direct marketing industry. Our competitors include large and small retailers, other direct marketing companies, including some with direct response television programs. Furthermore, established brick-and-mortar retail competitors have recently made efforts to sell products through direct response marketing methods. Many of these competitors are larger and have significantly greater financial, marketing and other resources. Increased direct response marketing programs may adversely affect response rates to our direct response television marketing efforts, which would directly affect margins. Our failure to compete successfully would materially and adversely affect our financial condition and results of operations.

WE MAY NOT BE ABLE TO RESPOND IN A TIMELY AND COST EFFECTIVE MANNER TO CHANGES IN CONSUMER PREFERENCES.

Our merchandise is subject to changing consumer preferences. A shift in consumer preferences away from the merchandise we offer could have a material adverse effect on our financial condition and results of our operations. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences and there can be no assurance that we will respond in a timely or effective manner. Failure to anticipate and respond to changing consumer preferences could lead to, among other things, lower sales of products, significant markdowns or write-offs of inventory, increased merchandise returns and lower margins, which would have a material adverse effect on our financial condition and results of operations.

OUR BUSINESS WOULD BE HARMED IF MANUFACTURERS AND SERVICE PROVIDERS ARE UNABLE TO DELIVER PRODUCTS OR PROVIDE SERVICES IN A TIMELY AND COST EFFECTIVE MANNER.

We do not have any long term contracts with manufacturers, supplies or other service providers. We do not produce or manufacture products we market. In addition, we utilize third party companies to fulfill consumer orders and provide telemarketing services. If manufacturers or suppliers are unable, either temporarily or permanently, to manufacture or deliver products or provide services in a timely and cost effective manner, it could have an adverse effect on our financial condition and results of operations.

DISRUPTION IN OUR ABILITY TO FULFILL ORDERS WOULD HARM OUR FINANCIAL PERFORMANCE.

Our ability to provide effective customer service and efficiently fulfill orders for merchandise depends, to a large degree, on the efficient and uninterrupted operation of the manufacturing and related call centers, distribution centers, and management information systems run by third parties. Furthermore we are dependent on the timely performance of other third party shipping companies. Any material disruption or slowdown in manufacturing, order processing or fulfillment systems resulting from strikes or labor disputes, telephone down times, electrical outages, mechanical problems, human error or accidents, fire, natural disasters, adverse weather conditions or comparable events could cause delays in our ability to receive and fulfill orders and may cause orders to be lost or to be shipped or delivered late. As a result, these disruptions could adversely affect our financial condition or results of operations.

WE MAY EXPERIENCE MERCHANDISE RETURNS OR WARRANTY CLAIMS IN EXCESS OF OUR EXPECTATIONS.

Actual merchandise returns and warranty claims may exceed allowances. Any significant increase in merchandise returns or warranty claims would adversely affect our financial condition and results of operations.

INEFFECTIVE MEDIA PURCHASES MAY INHIBIT OUR ABILITY TO SELL PRODUCTS, BUILD CUSTOMER AWARENESS AND BRAND LOYALTY.

We purchase direct response television programming on cable and broadcast networks, network affiliates and local stations. Significant increases in the cost of media time or significant decreases in the available access to media could adversely affect our financial condition and results of operations.

OUR MANAGEMENT HAS LIMITED EXPERIENCE AS A REPORTING COMPANY.

Our management team may not successfully or efficiently manage our transition to a reporting company subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention from the day-to-day management of our business, which would materially and adversely impact our business operations. We will seek to hire additional executive level employees with experience as a reporting company, however there can be no assurance that our current or future management team will be able to adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

WE MAY NEED ADDITIONAL CAPITAL, WHICH, IF OBTAINED, COULD RESULT IN DILUTION OR SIGNIFICANT DEBT SERVICE OBLIGATIONS. WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL ON COMMERCIALLY REASONABLE TERMS, WHICH COULD ADVERSELY AFFECT OUR LIQUIDITY AND FINANCIAL POSITION.

We may require additional cash resources; and may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Risks Related to this Offering

THERE MAY NOT BE SUFFICIENT LIQUIDITY IN THE MARKET FOR OUR SECURITIES IN ORDER FOR INVESTORS TO SELL THEIR SECURITIES.

There is currently only a limited public market for our common stock, which is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and there can be no assurance that a trading market will develop further or be maintained in the future.

THE SHARES ARE AN ILLIQUID INVESTMENT AND TRANSFERABILITY OF THE SHARES IS SUBJECT TO SIGNIFICANT RESTRICTION.

There is presently a limited market for our common stock and we cannot be certain that there will be sufficient liquidity to allow for sale or transferability of the Shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

OUR SHARES ARE SUBJECT TO THE U.S. “PENNY STOCK” RULES AND INVESTORS WHO PURCHASE OUR SHARES MAY HAVE DIFFICULTY RE-SELLING THEIR SHARES AS THE LIQUIDITY OF THE MARKET FOR OUR SHARES MAY BE ADVERSELY AFFECTED BY THE IMPACT OF THE “PENNY STOCK” RULES.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are currently traded on the Pink Sheets or the OTCBB. A “penny stock” is generally defined by regulations of the SEC as an equity security with a market price of less than $5.00 per share, unless the security is listed for trading on certain exchanges and subject to certain exemptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

SINCE OUR COMMON STOCK IS CURRENTLY DEEMED A PENNY STOCK, THIS MAY TEND TO REDUCE MARKET LIQUIDITY OF OUR COMMON STOCK, BECAUSE THEY LIMIT THE BROKER/DEALERS’ ABILITY TO TRADE, AND A PURCHASER’S ABILITY TO SELL, THE STOCK IN THE SECONDARY MARKET.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

SHARES ELIGIBLE FOR SALE OR CONVERTIBLE INTO SHARES IN THE FUTURE COULD NEGATIVELY AFFECT OUR STOCK PRICE AND DILUTE SHAREHOLDERS.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of June 20, 2011, we had 235,440,523 issued and outstanding shares of common stock of which our officers and directors hold or control 112,105,886 shares of common stock, pursuant to Rule 13d-3 under the Exchange Act. We may also issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

OUR MANAGEMENT AND PRINCIPAL SHAREHOLDERS IN THE AGGREGATE, BENEFICIALLY OWN OR CONTROL APPROXIMATELY 49% OF OUR OUTSTANDING COMMON SHARES AND AS MAJORITY SHAREHOLDERS, ARE ABLE TO CONTROL VOTING ON ISSUES AND ACTIONS THAT MAY NOT BE BENEFICIAL OR DESIRED BY OTHER SHAREHOLDERS.

As of the date of this registration statement, our officers, directors and principal shareholders beneficially own approximately 49% of the issued and outstanding common stock and as such could elect all directors, and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

THE EXERCISE OF THE WARRANTS AND OPTIONS WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND COULD NEGATIVELY AFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

In the event that a market for our common stock develops, to the extent that holders of the warrants and options exercise such convertible securities, our existing shareholders will experience dilution to their ownership interest in our company. In addition, to the extent that holders of convertible securities convert such securities and then sell the underlying shares of common stock in the open market, our common stock price may decrease due to the additional shares in the market.

THE ISSUANCE OF PREFERRED STOCK COULD CHANGE CONTROL OF THE COMPANY.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates”, “projects”, “plans”, “believes”, “expects”, “anticipates”, “intends”, or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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our ability to attract and retain management;

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our growth strategies;

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anticipated trends in our business;

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our future results of operations;

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our ability to make or develop and maintain distribution arrangements;

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our liquidity and ability to finance our product development, marketing and advertising activities;

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the timing, cost and research for proposed products;

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estimates regarding future net revenues;

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planned capital expenditures (including the amount and nature thereof);

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our financial position, business strategy and other plans and objectives for future operations;

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the possibility that research and development or marketing of our products may involve unexpected costs; competition;

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the ability of our management team to execute its plans to meet its goals;

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general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

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other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this prospectus attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of shares of common stock in this offering. We could receive up to $39,105,000 net of $1,170,000 in fees to a placement agent, in the event the Warrants are exercised. The $1,170,000 potential additional placement agent fee represents a 5% fee on gross proceeds received on the exercise of warrants placed through their efforts. There are no assurances that any Warrants will be exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, inventory, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures. Specific allocation of the potential use of proceeds is contingent upon the actual amount realized. The Company reserves the right to change the projected allocations depending upon the amounts ultimately realized and level of success (positive cash flows) on future product launches.

	Potential Amount of Proceeds in the Event of Warrant Exercise
	$39,105,000	$20,000,000	$10,000,000
Media purchases, including advertising related expenses	20,000,000	11,000,000	5,000,000
Inventory	8,000,000	3,750,000	2,000,000
Product development	4,000,000	900,000	1,200,000
Sales (direct) expenditure	2,100,00	1,050,000	550,000
Marketing expenditures	2,000,000	900,000	500,000
General working capital	3,005,000	2,400,000	750,000
	$39,105,000	$20,000,000	$10,000,000

MARKET FOR COMMON STOCK AND RELATED MATTERS

Market Information

There is a limited public market for the shares of our common stock. Since our Merger Agreement, our stock has been thinly traded. There can be no assurance that a liquid market for our common stock will ever develop.

Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Our common stock is quoted on the OTC Exchange under the symbol HNHI. Quotation commenced during the quarter ended December 31, 2009. The range of closing prices for our common stock, as reported on the OTC Exchange during each quarter since December 2009 was as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
December 31, 2009	$ 0.50	$ 0.50
March 31, 2010	$ 0.50	$ 0.50
June 30, 2010	$ 0.51	$ 0.50
September 30, 2010	$ 0.35	$ 0.10
December 31, 2010	$ 0.20	$ 0.05
March 31, 2011	$ 0.27	$ 0.04

On June __, 2011, our common stock had a closing price of $ 0.____.

Holders

As of June 20, 2011, there were approximately 200 security holders of record of our common stock.

Transfer Agent and Registrant

Our transfer agent is Pacific Stock Transfer Company, located at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. Their phone number is 702-361-3033.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

Dividend Policy

We have not declared any cash dividends on our common stock. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Company was organized in November 2006 to purchase and sell wholesale women’s handbags and other leather products. Effective May 28, 2010 we completed an Agreement and Plan of Merger (the “Merger Agreement”) with TV Goods Holding Corporation, a Florida corporation (“TV Goods”) pursuant to which TV Goods merged with TV Goods Acquisition, Inc. (“Acquisition Sub”), a wholly owned subsidiary of H&H Imports, and continued the business of TV Goods. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of H&H Imports common stock such that the TV Goods shareholders received approximately 98.8% of the total shares of H&H Imports issued and outstanding common stock following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse capitalization accounting treatment under the provision of FASB ASC 805 (“FAS-141R”), whereby TV Goods became the accounting acquirer (legal acquiree) and H&H Imports was treated as the accounting acquiree (legal acquirer). The historical financial records of TV Goods are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. As the transaction was treated as a recapitalization, no intangibles, including goodwill, was recognized.

TV Goods commenced operations on October 16, 2009 and has operated as a development stage company since inception. Accordingly year over year analytical comparisons are not addressed. We are a direct response marketing company. We identify, advise in development, and market consumer products for global distribution. Our strategy employs three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. Entrepreneurs can leverage our experience in functions such as product selection, marketing development, media buying and direct response television production. We do not engage in manufacturing, order processing or fulfillment. We do not currently have any long term contracts for these functions. We intend to continue to engage third parties for these functions, on a per order basis. TV Goods holds an interest in the following wholly owned subsidiaries:

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TV Goods, Inc., a Florida corporation (“TVG”) which was organized and in operations since October 2009, and

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Inventors Business Center, LLC, a Florida limited liability company (“IBC”) which was organized in January 2010.

Although we hold an interest in these various entities, primarily all of our historical and current operations are conducted through TVG. Furthermore due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments.

Results of Operations

Results of Operations for the Three Months ended and Nine Months ended December 31, 2009 and 2010

TV Goods was formed and commenced operations on October 16, 2009 as a development stage company. Accordingly, a comparative discussion reviewing the results of operations for the nine month periods ending December 31, 2010 compared to December 31, 2009 would have little value.

Revenues for the three months ended December 31, 2010, totaled $391,710 compared to $102,450 for the three months ended December 31, 2009. This increase was the result of a full quarter operations in 2010 as well as a general increase in the Company’s level of operations as it becomes more established in the market with potential customers in need of infomercial production capabilities. During the quarters ending December 31, 2010 and 2009, the Company reflected a gross loss from operations. These losses totaled $195,599 and $6,715 in 2010 and 2009, respectively. The gross loss in both periods resulted primarily on expenditures relating to projects that do not “test”

well during their initial marketing phase and a managerial decision is made to discontinue the project. Accordingly, it is possible that costs can be properly charged to costs of revenue which exceed the related revenues or, in some instances, may have no related revenues.

Interest expense of $14,222 for the three month period ending December 31, 2009 related to the Senior Working Capital Notes which totaled $375,000 as of the quarter end. These notes were converted, under the provisions of the note Agreements, as amended, into common stock of the Company in May 2010. Accordingly, related interest expense declined for the third fiscal quarter 2010.

Revenues for the nine month period ending December 31, 2010 totaled $848,941 and consisted primarily of fees charged for the shooting and editing of infomercials for our clients. Cost of revenues totaled $1,168,583 during the period. These costs include studio rentals, the hiring of on-screen talent and editing consulting services. Generally, the Company enters into contracts with customers intending to market their product via television infomercials. These projects are “costed-out” and quoted in anticipation of a reasonable profit to the Company. However, the Company’s business model as provides for the Company to enter into agreements where the Company will absorb costs associated with the infomercial development in exchange for a negotiated percentage of revenue or gross profits. If, based on initial marketing results, it is deemed not economically viable to pursue the project, associated costs are properly charged to cost of revenues. This practice can, and does, result in the recognition of costs in excess of related revenues. For the nine months ended December 31, 2010, the Company reported a negative gross profit (gross loss) of $319,642. The substantial increase in both revenues and cost of revenues for the nine months ended December 31, 2010 when compared to the same period of the proceeding year is attributable to the Company having commenced operations in October 2009 resulting in the nine month comparable period reflecting only three months of operations.

Selling, general and administrative expenses totaled $2,954,262 for the first three quarters of the year, and consist primarily of administrative labor costs, marketing related travel, business development and investor relations related fees. Included in these costs are certain non cash expenses including stock based compensation expenses of $507,331 and the fair value of shares issued for consulting services of $328,500.

Interest income totaled $10,440 for the nine month period and resulted from interest earned on a related party receivable. This income will not be earned going forward as the related receivable was paid-in full through the surrender of common shares in November 2010.  Interest expense, including interest to related parties, for the three month and nine month periods ending December 31, 2010 totaled $3,586 and $73,325, respectively, and was primarily attributable to the Senior Working Capital Notes issued by the Company between November 2009 and February 2010. Included in the total interest expense figures was a component attributable to a provision of the Senior Working Capital Notes which required the payment of interest, in cash, through December 31, 2010, the maturity date, upon conversion of the notes, regardless of the date the Notes were converted into common shares. Completion of the Company’s reverse recapitalization transaction in May 2010 triggered mandatory conversion of the notes.

Results of Operations for the Period from Inception (October 16, 2009) through March 31, 2010

We commenced operations on October 16, 2009; accordingly, the results of operations for the period ending March 31, 2010 represented substantially less than a full year of operations. Revenues for the period totaled $363,489 and consisted primarily of fees charged for the shooting and editing of infomercials for our clients. Cost of revenues, which totaled $350,523 during the period, represented costs incurred by TV Goods directly related to the development of infomercials. These costs included studio rentals, the hiring of on-screen talent and editing consulting services. Operating expenses consisted of general and administrative expenses incurred primarily in TV Goods facilities located in Clearwater, Florida.

Interest expense for the three months ended March 31, 2010, totaled $438,918 and was primarily attributable accrued interest, at 12% per annum through March 31, 2010 of $21,818; related deferred costs of $105,750 and the expensing of Senior Note related discounts of $309,375. The amount of deferred costs and notes discounts recognized as interest included an accelerated component due to the default status of the Senior Notes at March 31, 2010.

Due to the default status of these Notes for failure to make timely interest payments, during the first fiscal quarter, the Company entered into a series of Amendment and Senior Exchange Agreements, modifying the terms and conditions of their 12% Senior Working Capital Notes and Revenue Participation Agreements, which totaled $687,500.

The terms of the Amended and Restated Senior Working Capital Notes modified the terms of the original notes providing:

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The revenue sharing provision was waived.

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The definition of Subsequent Financing, which triggered certain conversion provisions, was modified such that Subsequent Financing was amended to mean prior to the note maturity date, the Company closed a reverse acquisition transaction whereby the Company becomes a reporting company under the Securities Exchange Act of 1934, as amended.

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Interest payment provisions were modified such that in the event of a redefined Subsequent Financing, interest would be paid through the maturity date, December 31, 2010, within thirty days.

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Prepayment provisions were eliminated.

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The partial mandatory conversion provisions were modified such that in the event of a subsequent financing, 100% of the outstanding notes shall automatically convert into common shares of the Company at the conversion price which remained unchanged at $0.0667 per share.

In May 2010, concurrent with the completion of the Merger Agreement, the Senior Working Capital Notes totaling $687,500 were converted into 10,307,345 ($0.067 per share) common shares. Also, as provided in the Amended and Restated note agreements, upon conversion, the note holders were paid interest through December 2010, the maturity date. The interest payment, made in cash, totaled $84,379.

Liquidity and Capital Resources

As of December 31, 2010, we had approximately $138,000 in cash and cash equivalents. The accompanying consolidated condensed financial statements have been prepared in conformity with accounting principals generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial losses from operations since our inception, and such losses have continued through December 31, 2010. At December 31, 2010, we had an accumulated deficit of approximately 4.2 million.

Related Party Transactions

Our Chief Executive Officer holds a 12% Convertible Promissory Note with a face value of $107,000 as of the date of this prospectus. The unsecured note matures May 25, 2011, and bears interest at 12% per annum, payable monthly, in cash. The note may be converted in full or in part at any time prior to maturity, at the option of the holder, at $0.075 per common share.

During the period ending March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in accrued interest, to TV Goods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects believed to have potential mutual benefit. The loans are unsecured, bear interest at 12% per annum and are payable on demand. These amounts are an obligation of our Chairman, Kevin Harrington. On November 23, 2010, Kevin Harrington tendered 841,114 shares of our common stock to the Company as payment in full of the loans totaling $151,400, inclusive of related interest of approximately $16,400. The shares were returned to treasury. The shares tendered were valued at $0.18 per share, the closing price of our common stock on the settlement date.

Recent Capital Raising Transactions

Senior Notes

From November 2009 through February 2010, we sold Senior Working Capital Notes bearing interest of 12% per annum maturing on December 31, 2010, including common stock (“Senior Notes”) to 12 accredited investors. Investors received four hundred fifty thousand (450,000) shares of common stock for each fifty thousand dollars ($50,000) invested. Furthermore the Senior Notes were convertible into common stock. In the aggregate we issued notes with a face value of $687,500, (net proceeds of $581,750 after related costs of $105,750) and 6,187,500 shares of common stock to 12 accredited investors. In May 2010, concurrent with our Merger Agreement, the Senior Notes were mandatorily converted into 10,307,345 common shares. We paid $84,379 in interest to the 12 investors.

2010 Private Placement

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186), to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the 2010 Private Placement we issued 26,000,000 shares of common stock and warrants exercisable to purchase 78,000,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision.

October 2010 Private Placement

From October through January 2011 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,875,000 to 8 accredited investors. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the offering, we issued 18,750,000 shares of common stock and warrants exercisable to purchase 56,250,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

Warrants issued in connection with the Company’s 2010 Private Placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussions with investors.

Subsequent Events

During January 2011 the Company issued an aggregate of 6,500,000 Units to two accredited investors, each Unit consisting of: (i) one Share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share at a price per Unit of $0.10. The Company received gross proceeds of $650,000 from the sale of the Units. The Company did not pay any commissions or finder fees in connection with the issuances. The Company intends to use the proceeds from the sale of Units for general working capital.

On April 11, 2011 the Company and Octagon Capital Partners, an accredited investor, entered into a securities purchase agreement Octagon purchased from the Company a convertible debenture, in the principal amount of $750,000. The debenture bears interest at a rate of 0% per annum and is convertible into shares of the Company's common stock at any time commencing on the date of the debenture at a conversion price of $0.20 per share, subject to adjustment. The debenture is due and payable on December 1, 2011. In connection therewith, the Company also issued the following warrants to Octagon: 3,750,000 Series A Common Stock Purchase Warrants, 1,875,000 Series B Common Stock Purchase Warrants and 1,875,000 Series C Common Stock Purchase Warrants. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 843,750 Series A Common Stock Purchase Warrants and 281,250 Series B Common Stock Purchase Warrants. During the first fiscal quarter 2012, the Company will record the Octagon Capital Partners transaction, recognizing the relative fair value of the debenture and detachable warrants under the provisions of ASC Topic 470. As the ultimate conversion ratio may change under the terms of convertible debenture, the Company may recognize the intrinsic value of a reduced conversion price at a later date. Also, the convertible debenture contains an embedded beneficial conversion feature which, when recognized, will result in a potentially significantly higher interest rate.

Pursuant to the terms of the securities purchase agreement, the Company agreed, among other things, to use the net proceeds of approximately $660,000 from the investment substantially for working capital.

Pursuant to the terms of the debenture, Octagon received full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the conversion price of the debenture, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including outstanding stock options, (ii) securities issuable upon the exchange or exercise of the debenture or warrants, (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (iv) the sale of up to an additional $8,000,000 of the Company’s securities under terms and conditions acceptable to the placement agent. The debenture is convertible at the option of the Investor at any time until the Debenture is no longer outstanding. If on the maturity date the VWAP (the daily volume weighted average price of the Company’s common stock on the trading market on which such stock is listed or quoted) is greater than the Conversion Price, the Debenture will automatically convert into shares of the Company’s common stock at the conversion price.

Furthermore, provided that the debenture outstanding, if during any ten trading day period following the earlier of (i) the effective date of any registration statement registering any portion of the shares underlying the debenture or the warrants, or (ii) October 11, 2011, the average of the VWAPs for such ten trading days is lower than the initial conversion price, then Octagon shall be entitled to receive additional shares of common stock equal to (a) the number of shares of common stock issuable upon conversion of the debenture, multiplied by the conversion price divided by the reset VWAP less (b) the number of shares issuable upon conversion of the Debenture.

Upon the occurrence of an event of default of the debenture that is not subsequently cured within the applicable “cure” period, the debenture shall bear an interest rate of 18% per annum (or the maximum extent permitted under applicable law) and shall be immediately due and payable.

On June 15, 2011 the Company and certain accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 5,850,000 shares of the Company’s common stock and three series of warrants to purchase up to 11, 700,000 shares of Common Stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $0.20 per share, which may be adjusted downward, but not to less than $.10 per share, under certain circumstances. In addition to the shares, the Company issued: (i) series A Common Stock purchase warrants to purchase up to 5,850,000 shares of Common Stock at an exercise price of $0.15 per share; (ii) series B Common Stock purchase warrants  to purchase up to 2,925,000 shares of Common Stock at an exercise price of $0.25 per share and (iii) series C Common Stock purchase warrants to purchase up to 2,925,000 shares of Common Stock at an exercise price of $0.50 per share.  The warrants are exercisable for three years from issuance and may be exercisable on a cashless basis if the underlying shares are not registered under a registration statement.

Garden State Securities, Inc. acted as our exclusive placement agent in connection with the offering and received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to Garden State Securities common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $0.15 per share. In connection with the offering, the Company and the accredited investors entered into a registration rights agreement under which the Company is obligated to file a registration statement registering the shares and the shares of common stock issuable upon exercise of the warrants for resale by the investors.

Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 sq. ft. headquarters facility in Clearwater, Florida. Terms of the lease provided for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term are not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840-Leases, the Company recognizes lease expenses on a straight-line basis, which totals $10,642 per month over the lease term.

The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2010:

	Operating Leases	Capital Leases

Year 1	$125,544	$—
Year 2	125,544	—
Year 3	20,924	—
Year 4	—	—
Year 5	—	—
	$272,012	$—

Base rent expenses recognized by the Company, all attributable to its headquarters facilities totaled $31,926 and $94,158 for the three month and nine month periods ending December 31, 2010, respectively.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

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Any obligation under certain guarantee contracts;

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Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

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Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

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Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimated and judgments in preparing our financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience to the extent practicable and on various other assumptions that we believe are reasonable under the circumstances at the time they are made. If our assumptions prove to be inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include revenue recognition and share based compensation. We also have other key accounting policies that are less subjective and therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimated and judgments involved.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. We generate revenues from two sources (i) infomercial production fees, and (ii) sales of consumer products. Revenues generated from production fees are recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recognized as deferred revenue until earned. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper. As of December 31, 2010, we had recognized deferred production costs of $19,412 and deferred revenue of $162,500.

Share-Based Payments

In May 2010, the Board of Directors issued 12,000,000 options and 9,000,000 options, respectively, under its Executive Equity Incentive Plan and Non Executive Equity Incentive Plan. We recognized share-based compensation expense in connection with our share-based awards, net of an estimated forfeiture rate over the service period of the award. On July 15, 2010, the Company issued an additional 1,000,000 options under the Non Executive Incentive Plan under terms similar to the May 2010 grant. The weighted-average grant-date fair value of these awards was $880,000. We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Recent Accounting Pronouncements

In May 2009, the FASB issued ASC 855-10, Subsequent Events (formerly FASB Statement No. 165, Subsequent Events). ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. In particular, ASC 855-10 sets forth:

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the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements;

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the circumstances under which we should recognize events or transactions occurring after the balance sheet date in our financial statements; and

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the disclosures that we should make about events or transactions that occur after the balance sheet date, but before the financial statements are issued or are available to be issued.

ASC 855-10 requires disclosure of the date through which an entity has evaluated subsequent events, as well as whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. We have adopted the provisions of ASC 855-10 which did not have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2009, the FASB established the FASB Accounting Standards Codification (the “Codification” or “ASC”). The Codification is the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification has changed the manner in which U.S. GAAP guidance is referenced only and as such adoption did not have an impact on our consolidated financial position, results of operations or cash flows, but has changed the manner in which we reference U.S. GAAP.

In January 2010, the FASB issued ASU No. 2010-6, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update requires new disclosures for fair value measurements and provides clarification for existing disclosures requirements. Certain of the disclosure requirements will be effective for us on April 1, 2011. As ASU No. 2010-6 only requires enhanced disclosures, the adoption of ASU No. 2010-6 did not have a material effect on our consolidated financial position, results of operations or cash flows and did not materially expand our financial statement footnote disclosures.

In April 2010, the FASB issued ASU No. 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU No. 2010-13 clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The provisions of ASU No. 2010-13 will be effective for us on April 1, 2011. Early adoption is permitted. Adoption of the provisions of ASU No. 2010-13 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

BUSINESS

Business Overview

Prior to the Merger Agreement, we were a wholesale leather goods company. As a result of the Merger Agreement, we engage exclusively in the operations of TV Goods. We are a direct response marketing company. We identify, advise in development and market consumer products. We employ three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. TV Goods was formed in October 2009 and as a result has a limited operating history. As of the date of this prospectus TV Goods has generated limited revenues. We have identified several candidate products for marketing. While the Company has received nominal revenues from marketing fees generated through several products, none of these fees have generated material revenues. We currently do not sell any internally developed or Company owned products.

TV Goods holds a wholly owned interest in the following subsidiaries:

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TV Goods, Inc., a Florida corporation (“TVG”); and

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Inventors Business Center, LLC, a Florida limited liability company (“IBC”).

Although we hold an interest in these various entities, primarily all of our operations are conducted through TVG. Furthermore due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments.

Industry

Direct response marketing is a form of marketing designed to solicit a direct response which is specific and quantifiable. The delivery of the response is direct between the viewer and the advertiser, as the customer responds to the marketer directly. In direct response marketing, marketers use broadcast media to get customers to contact them directly. Cable networks represent the traditional conduit for direct response television programming. Historically, direct response television programming has aired on cable networks during off-peak periods. The deregulation of the cable television industry in 1984 and the resulting proliferation of channels dedicated to particular demographic segments, pursuits or lifestyles have created additional opportunities for direct response programming. We believe the continued growth of satellite and cable subscribers has positioned direct response television as an effective marketing channel with significant domestic and international growth prospects.

The leading product categories for direct response television programs are cosmetics, fitness/exercise products, diet/nutrition products, kitchen tools and appliances, self-improvement/education/motivation courses, music and home videos/DVDs. Typically direct response television programs incorporate an infomercial in either short form (30 second to 5 minute) or long form (28.5 minute) direct response programs. The formats discuss and demonstrate products and provide a toll-free number or website for viewers to purchase.

As the industry has developed, the variety of products and services promoted though direct response television programs has steadily increased. Direct response television programs are now routinely used to introduce new products, drive retail traffic, schedule demonstrations and build product and brand awareness for products ranging from automobiles to mutual funds.

Recent years have also seen a convergence of direct response television programs with Internet direct response marketing. Virtually all direct response television programs now display a website in addition to a toll-free telephone number. The addition of an e-commerce component can enhance sales. We believe the principal competitive factors include authenticity of information, unique content and distinctiveness and quality of product, brand recognition and price. There is no guarantee that we will achieve growth or develop profitable products.

Revenue Generation

We generate revenues from two sources (i) infomercial production fees, and (ii) sales of consumer products.

We seek to offer, assist and enable inventors to market and sell consumer products. Entrepreneurs pay us fees seeking to leverage our experience in functions such as product selection, marketing development, media buying and direct response television production.

Inventors and entrepreneurs submit products or business concepts for our review. Once we identify a suitable product/concept we obtain global marketing and distribution rights. These marketing and distribution agreements stipulate profit sharing, typically based on net profitability. The net profit sharing arrangement is impacted by the projected investment necessary to introduce the product to market. Entrepreneurs pay fees for our input and advice. Furthermore entrepreneurs who contribute investment capital to market a product will retain a higher share of net profits. We encourage investors to contribute investment for marketing purposes as it reduces our risk. These agreements will have up to a three year term with a mutual option to extend.

As of the date of this prospectus, we have marketed several products with limited success. None of these products have generated significant revenues for our Company. We have also tested several products, which were ultimately not offered to consumers due to poor testing results. As discussed under Management Discussion and Analysis, we have currently generated the majority of our revenues from the production of infomercials for products which we do not own an equity interest.

Product Development

We provide resources to develop consumer products from initial concepts to global distribution. We do not manufacture products. We solicit product submission through numerous sources including but not limited to inventors, product owners, design companies, manufacturers, advertising and media agencies, production houses, and trade shows. We employ internal methodology utilizing twelve selection criteria to evaluate product submissions. Each product is graded on our internal system, points are awarded for various factors including but not limited to product design, application, target market, retail price, competitive products, and proprietary nature of the product. The selection process includes market tests in which the potential market demand for a product is quantified on the basis of our performance in certain test markets. Upon acceptance we obtain exclusive marketing rights for both domestic and international marketing channels. At this point, we coordinate on product design, create a marketing campaign, obtain fulfillment services, and establish distribution channels.

Once we obtain marketing rights, we design a direct response marketing test campaign to gauge potential market demand. Under a test campaign an infomercial spot is placed on a limited basis on local cable outlets. Employing our internal standards we evaluate the spot for market viability. Upon a successful test we coordinate a comprehensive campaign geared to a national audience. In this manner we seek to allot resources to products which appeal to consumers, and limit resources devoted to products which are not viable.

We design, create and produce direct response marketing campaigns primarily in the form of infomercial programming. Our typical format is infomercial spots in the form of short form spots (30 seconds to 5 minutes), or long format (28.5 minutes). Direct response television marketing can create rapid customer awareness and brand loyalty. We seek to maintain a low cost structure, we perform product testing, marketing development, media buying and direct response television production and we outsource functions such as manufacturing, order processing and fulfillment. While there are no guarantees that a product will be successful, this allows us to reduce our risk by controlling our variable costs.

We believe media exposure of a direct response television campaign can reduce barriers to gain access to retail outlets which can increase profitability for a consumer product. Viable consumer products possess customer awareness and brand loyalty. We seek to extend product lifecycles through other distribution channels such as home shopping channels and retail outlets. Thereafter we seek to penetrate retail outlets which include the internet, retail, catalog, radio and print.

Supply and Distribution

We intend to have a majority of our partners (inventors and entrepreneurs) contract directly with distributors, suppliers and manufacturers. Therefore, our partners would be responsible for compensating manufacturers, suppliers and distributors for their services. On a limited basis, we may purchase limited amounts of product inventory or contract directly with suppliers, distributors and manufacturers.

We do not rely on any principal distributors, suppliers or manufacturers. We work with third party distributors, suppliers and manufactures on a per order basis, without any long-term agreements. We currently have no agreements with suppliers, distributors or manufacturers. In the event that a manufacturer is unable to meet supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third party distributors, suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

Recent Developments

BrightFeet™ Lighted Slippers

During September 2010 we entered into a 180 day agreement for the exclusive global marketing rights to BrightFeet™ Lighted Slippers, a consumer product which combines slippers with a LED providing a light emanating from the front of the slippers. We obtained these rights from Boston Ideas, LLC and initially planned to market this product with AllStar Products Group, LLC. While the agreement has expired and we no longer have a relationship with AllStar Products, we continue to market the slippers on our website and have aired an infomercial on a limited basis. The slippers are currently sold at a retail price of approximately $20.00, plus shipping and handling. We have generated nominal sales and revenues to date. We are negotiating a one year exclusive worldwide licensing and marketing agreement, under which we will continue to be the exclusive marketing company for the slippers. In the event we enter into a definitive agreement we intend to engage retail distributors to solicit retail buyers to ultimately distribute the slippers on a traditional retail basis. The retailer representatives shall receive royalties based on retail product sales. The retail representative is responsible for all costs associated with its services. To date we have incurred nominal costs to produce an infomercial and market the slippers. Subject to our entering into a definitive agreement with Boston Ideas, LLC, the Company will pay for the direct manufacturing and shipping costs related to manufacture and, in turn, sell the product, at the wholesale level, to a retailer. The Company will record its wholesale price as revenues, capturing the gross profit between its direct manufacturing costs and the wholesale price. The Company will also be responsible to pay Boston Ideas, LLC a royalty of $0.50 per unit for each unit sold at the retail level. We cannot provide any assurances that we will enter into a definitive agreement with Boston Ideas.

G Unit

In October 2010 we entered into an infomercial production and brand license agreement with Sleek Audio, LLC and G-Unit Brands Inc. relating to the production and sale of a wireless over-the-ear headphone product via direct response television and other forms of marketing.  Under the terms of this agreement we contributed $182,100 for product tooling.  G-Unit Brands is affiliated with Curtis Jackson (aka 50 Cent), a musician and entertainer. The agreement was subsequently terminated and Sleek Audio retained the product tooling. We have entered into a non-binding term sheet with SMS Audio LLC, an entity affiliated with Curtis Jackson. Under the non-binding term sheet we have agreed to continue joint marketing efforts to produce and distribute a direct response television infomercial to market wireless over-the-ear headphone products similar to, but different from the initial product for which Sleek Audio, LLC holds the proprietary rights, to be offered or sold by SMS Audio that are endorsed by or bear the name of “50 Cent”. In addition, under the non-binding term sheet we may also market additional products that are endorsed by 50 Cent. To date, SMS Audio has not developed any products. We cannot provide any assurances that we will enter into a binding agreement with SMS Audio.

Competition

The direct response marketing industry is a large, fragmented and competitive industry. The United States direct response marketing industry has a diverse set of channels, including direct mail, telemarketing, television, radio, newspaper, magazines and others. The list of market leaders fluctuates constantly. Companies marketing popular products dominate the airwaves and control media time. The industry is littered with single product companies. Furthermore, established brick-and-mortar retail competitors have recently made efforts to sell products through direct response marketing channels.

Intellectual Property

We have applied for U.S. trademarks for “TV Goods” and “Kevin Harrington”. We intend that all product intellectual property rights will be jointly held by us and our clients who submit products for our development. We currently do not hold intellectual property rights on the products we market.

Research and Development

We do not perform research and development. All product concepts are developed by independent third parties. Inventors submit product concepts for our input and advice. Accordingly our research and development efforts are extremely limited in scope. In certain cases inventors may submit a raw product concept, however further investment in research and development would be the responsibility of the inventor.

Regulation of Products and Services

Our business is subject to a number of governmental regulations, including the Mail or Telephone Order Merchandise Rule and related regulations of the Federal Trade Commission. These regulations prohibit unfair methods of competition and unfair or deceptive acts or practices in connection with mail and telephone order sales and require sellers of mail and telephone order merchandise to conform to certain rules of conduct with respect to shipping dates and shipping delays. We are also subject to regulations of the U.S. Postal Service and various state and local consumer protection agencies relating to matters such as advertising, order solicitation, shipment deadlines and customer refunds and returns. In addition, imported merchandise is subject to import and customs duties and, in some cases, import quotas. We believe the Company (and the products we represent) are in compliance with all applicable provisions of those laws and rules.

Employees

We employ 17 full-time employees and contract personnel; three of which are management. We maintain a satisfactory working relationship with our employees and have not experienced any labor disputes or any difficulty in recruiting staff for operations.

Facilities

Our corporate offices are located in Clearwater, Florida. This location is approximately 10,500 square feet which includes approximately 5,000 square feet of studio production space. We lease the facility under a 38 month lease agreement with escalating lease payments through February 2013. The minimum rental payments, escalating from $6,000 per month to $16, 182 per month under the lease terms, increase over the lease term with no provisions for increases dependent upon contingent occurrences. In accordance with the provisions of ASC 840-Leases, the Company recognizes lease expense on a straight line basis, totaling $10,642 per month over the lease term. This location is sufficient to support current and anticipated operations.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

REPORT TO SHAREHOLDERS

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings.

MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Executive officers are appointed by our Board of Directors and their term of office is at the discretion of our board.

Name	Age	Position

Kevin Harrington	53	Chairman and Senior Executive Officer
Steven Rogai	33	Chief Executive Officer and Director

Kevin Harrington, Senior Executive Officer, Chairman of the Board of Directors

Kevin Harrington has served as Senior Executive Officer and Chairman of the Board of Directors since May 2010. In October 2009 Mr. Harrington formed TV Goods, Inc., a wholly owned subsidiary.  He has been involved in the “infomercial” industry since 1984. Mr. Harrington is an original investor shark on the ABC television series “Shark Tank”, a reality television series produced by reality TV producer Mark Burnett, which premiered August 9, 2009.  In 2009 Mr. Harrington published a book entitled “Act Now: How I Turn Ideas into Million-Dollar Products” which chronicles his life and experiences in the direct response industry. In 2008, Mr. Harrington formed TVGoods.com, LLC which was dissolved in 2009. From 1997 to 2008 Mr. Harrington served as CEO of Reliant International, LLC (formerly Reliant Interactive Media, LLC) a direct response marketing company. From 2007 to 2008 Mr. Harrington served as CEO of ResponzeTV, PLC, holding both positions simultaneously. From 1994 to 1997 Mr. Harrington served as CEO of HSN Direct a joint venture Mr. Harrington formed with HSN, Inc. From 1988 to 1994 Mr. Harrington served as President of Quantum Marketing International, Ltd., an electronic retailing company. In 1991 Quantum Marketing International, Ltd. merged with National Media Corporation and renamed as Quantum International, Ltd. In 1984, Kevin produced one of the industry’s first 30 minute infomercials. Mr. Harrington was a co-founder of two global networking associations, the Entrepreneur's Organization (formerly the Young Entrepreneurs Organization) in 1997, and the Electronic Retailing Association in 2000. Mr. Harrington was appointed to serve on the board due to his experience in the infomercial industry.

Steven Rogai, Chief Executive Officer, member of the Board of Directors

Mr. Rogai has served as our Chief Executive Officer since May 2010. In 2009 Mr. Rogai, along with Mr. Harrington cofounded Inventors Business Center, as resource to assist entrepreneurs in product development. From inception Mr. Rogai was Director of Business Development at TV Goods. Mr. Rogai has over 15 years of retail and product development experience. From 2004 to 2008 Mr. Rogai served as President and CEO of Florida Select Mortgage Corp., a mortgage brokerage firm. In 2005 Mr. Rogai created Titan 1 Developments, LLC, a real estate development company, serving as President and CEO from 2005 through 2009. From 2000 to 2004, Mr. Rogai served as branch manager for Florida Mortgage Funding, a national brokerage firm.

Our Chief Executive Officer holds a 12% Convertible Promissory Note with a face value of $107,000 as of the date of this prospectus. The unsecured note matures May 25, 2011, and bears interest at 12% per annum, payable monthly, in cash. The note may be converted in full or in part at any time prior to maturity, at the option of the holder, at $0.075 per common share.

In May 2008, Steven Rogai filed for protection under Chapter 11 of the U.S. Bankruptcy code in relation to the liquidation of real estate holdings of Titan 1 Developments, LLC. Mr. Rogai was appointed to serve on the board due to his experience in retail and product development.

Directors

Our Board of Directors consists of 2 members: Kevin Harrington as Chairman and Steven Rogai as Director.

Committees of the Board of Directors

We have not established any committees including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. We are a development stage company and have been unable to attract qualified independent directors to serve on our board. Our board of directors consists of only two members, and has not delegated any of its functions to committees. The entire board of directors acts as our audit committee as permitted under Section 3(a)(58)(B) of the Exchange Act. Our board of directors reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Further, as we are currently quoted on the OTC Exchange, we are not subject to any exchange rule which includes qualitative requirements mandating the establishment of any particular committees. We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors are an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

–

understands generally accepted accounting principles and financial statements;

–

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

–

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

–

understands internal controls over financial reporting; and

–

understands audit committee functions.

While the OTC Exchange does not impose any qualitative standards requiring companies to have independent directors or requiring that one or more of its directors be audit committee financial experts, it is our intent to expand our Board of Directors during 2011 to include independent directors as well as one or more directors who satisfy the conditions to be considered audit committee financial experts. At that time we intend to establish an Audit Committee of our Board of Directors.

Director Compensation

None of our directors receive any compensation for their services as a member of the Board of Directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees, which is filed as an exhibit to our annual report for the fiscal year ended February 28, 2009, filed with the SEC on May 28, 2009. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee who violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

–

compliance with laws, rules and regulations;

–

conflicts of interest;

–

insider trading;

–

corporate opportunities;

–

competition and fair dealing;

–

discrimination and harassment;

–

health and safety;

–

record keeping;

–

confidentiality;

–

protection and proper use of company assets;

–

payments to government personnel;

–

waivers of the Code of Business Conduct and Ethics;

–

reporting any illegal or unethical behavior; and

–

compliance procedures.

We have also adopted a Code of Ethics for our Senior Financial Personnel who are also subject to specific policies regarding:

–

disclosures made in our filings with the Securities and Exchange Commission;

–

deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls;

–

conflicts of interests; and

–

knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the last three completed fiscal years for:

–

our principal executive officer or other individual serving in a similar capacity;

–

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at March 31, 2011 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934; and

–

up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at March 31, 2011.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers”.

Name A	Year B		Salary (S) C	Bonus ($) D	Stock Awards ($) E	Option Awards ($) F		Non Equity Incentive Plan Compensation ($) G	Nonqualified Deferred Compensation (S) H	All Other Compensation ($) I	Total (S) J
Kevin Harrington [1]	2011	[4]	$300,000	$—	$—	$—		$—	$—	$22,018	$322,018
	2010		$113,000	$—	$—	$—		$—	$—	$4,761	$117,761

Steven Rogai [2]	2011	[4]	$150,000	—	$—	$280,000	[5]	$—	$—	$10,500	$440,500
	2010		$3,900	$—	$—	$—		$—	$—	$—	$3,900

Francis A. Rebello[3]	2010		$—	$—	$—	$—		$—	$—	$3,750	$3,750
	2009		$—	$—	$—	$—		$—	$—	$6,500	$6,500

———————

1

Mr. Harrington currently serves as Senior Executive Officer and Chairman of our Board of Directors. Compensation paid by TV Goods.

2

Mr. Rogai currently serves as our Chief Executive Officer and as a member of the Board of Directors. Compensation paid by TV Goods.

3

Mr. Rebello served as President and Chief Executive Officer of our legal acquirer (accounting acquiree) from March 2007 through May 28, 2010.

4

The compensation disclosure for fiscal year ended March 31, 2011 depends on assumptions used in the financial statements and these financial statements have not yet been audited. Excludes shares of common stock issued pursuant to the merger agreement with TV Goods.

5

Option Awards to Mr. Rogai totaling $280,000 reflect the aggregate fair value of 7,000,000 stock options, exercisable at $0.075 per share, granted on May 26, 2010. The fair value of the options granted was determined in accordance with the provisions of FASB ASC Topic 718 with assumptions as detailed in Note 3 to our unaudited financial information for the quarter ending December 31, 2010 contained in the prospectus.

Employment Agreements

Effective April 30, 2010, we entered into an executive services agreement with Mr. Harrington. The agreement is for a period of three years and provides for Mr. Harrington to serve as Senior Executive Officer. We may not terminate the agreement during the initial 18 months of the agreement. Under the terms of the agreement we shall pay Mr. Harrington a base salary of not less than $25,000 per month, provided however that upon the effectiveness of a registration statement which includes the registration of certain shares of common stock held by Mr. Harrington, his base salary shall be reduced to $17,500 for period of six months and $20,000 for an additional period of six months. Furthermore at the discretion of the board we shall pay Mr. Harrington a performance cash bonus as follows: six percent (6%) of the first five million dollars ($5,000,000) in Net Profits on an annual basis, and eight percent (8%) for the subsequent ten million dollars ($10,000,000) in Net Profits. Net Profits shall be defined as the actual net income reported by the Company on a fiscal year in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) as reflected in the Form 10K as filed with the SEC. We shall reimburse Mr. Harrington one thousand five hundred dollars ($1,500) per month for a car allowance. Mr. Harrington is entitled to participate in all employee benefit plans, including but not limited to health, medical dental, life insurance and retirement plans, and four weeks of paid vacation per calendar year. The agreement shall automatically renew on each third year anniversary date unless either party elects to terminate the agreement on written notice, 90 days prior to the expiration of the then current term, and includes a two year non compete covenant following the termination of his employment. In the event employment is terminated prior to the end of its term due to death or disability, cause, or as a result of voluntary resignation, he shall not be entitled to any compensation after the date of termination. If terminated for a reason other than cause, disability, voluntary resignation or death, he will be entitled to twelve months of severance pay from the termination date consisting only of his base salary plus, medical, health and other non salary/non equity benefits under benefit policies for that year.

Except as otherwise disclosed above, we have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

How Compensation for our Directors’ and Executive Officers’ was Determined

Our Board of Directors, which includes two members, determined the amount of compensation payable to our Directors and Executive Officers. None of our directors receive any compensation for their services as a member of the Board of Directors.

Outstanding Equity Awards At March 31, 2011 Fiscal Year-End

Listed below is information with respect to unexercised options for each Named Executive Officer as of March 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Kevin Harrington	—	—	—	—
Steve Rogai	3,500,000	—	0.075	11/26/2015
Steve Rogai	1,750,000	—	0.075	5/26/2016
Steve Rogai	—	1,750,000 (1)	0.075	11/26/2016

———————

(1)

These options vest November 26, 2011.

Grants of Plan Based Awards

The following chart reflects the number of stock options we awarded in 2011 to our executive officers and directors.

Name	Number of Options	Exercise Price per Share	Expiration Date

Steve Rogai	3,500,000	$0.075	11/26/2015
Steve Rogai	1,750,000	$0.075	5/26/2016
Steve Rogai	1,750,000	$0.075	11/26/2016
Michael Cimino	5,000,000(1)	$0.075	3/23/2016

———————

(1)

These options vested on March 23, 2011 upon Mr. Cimino’s resignation from the board of directors.

Equity Compensation Plan Information

The following chart reflects the number of awards granted under equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such plans as of March 31, 2011.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,000,000	$0.075	6,000,000

Equity compensation plans not approved by security holders	—	—	—

Total	16,000,000	$0.075	6,000,000

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

–

breach of the director's duty of loyalty to us or our shareholders;

–

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

–

a transaction from which our director received an improper benefit; or

–

an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below certain transactions and series of similar transactions that have occurred since TV Goods’ inception to which we were a party or will be a party, including transactions in which:

–

the amounts involved exceeded or will exceed the lesser or $120,000 or 1% of the average of our Company’s total assets at year end for the last two fiscal years; and

–

a director, executive officer or holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

We do not currently have any independent members on our board of directors. It is our policy that the disinterested members of our board of directors approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them in which they have a substantial ownership interest in which the amount involved may exceed the lesser of $120,000 or 1% of the average of our total assets at year end and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer.

Our Chief Executive Officer has loaned the Company funds to meet short-term working capital needs. These loans totaled $107,000 and $107,513, with related accrued interest of $2,354 and $2,321 at December 31, 2010 and March 31, 2010, respectively. The loans were unsecured and bear interest at 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000. The 12% Convertible Promissory Note is convertible into common shares of the Company at $0.075 per share and bears interest at 12% per annum. In connection with the issuance of this note, the Company recognized $57,067 in compensation expense representing the fair value of the conversion feature of the note. Assumptions used in the valuation of the conversion feature associated with this note included:

Dividend yield	0%
Expected volatility	79%
Risk free interest rate	2.08%
Estimated holding period	5 years

During the period ending March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in accrued interest, to TV Goods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects which were believed to have potential mutual benefit. The loans are unsecured, bear interest at 12% per annum and are payable on demand. These amounts are an obligation of our Chairman, Kevin Harrington. On November 23, 2010, Kevin Harrington tendered 841,114 shares of our common stock to the Company as payment in full of the loans totaling $151,400, inclusive of related interest of approximately $16,400. The shares were returned to treasury. The shares tendered were valued at $0.18 per share, the closing price of our common stock on the settlement date.

The Company has entered into a non-binding term sheet with SMS Audio, LLC, an affiliate of Curtis Jackson (aka 50 Cent), a musician and entertainer. Under the non-binding term sheet we have agreed to continue joint marketing efforts to produce and distribute a direct response television infomercial to market wireless over-the-ear headphone products to be offered or sold by SMS Audio that are endorsed by or bear the name of “50 Cent”. In addition, under the non-binding term sheet we may also market additional products that are endorsed by 50 Cent. To date, SMS Audio has not developed any products. We cannot provide any assurances that we will enter into a binding agreement with SMS Audio. Mr. Jackson is a principal of G-Unit Brands, Inc. and on October 15, 2010, our Company sold 750,000 Units to G-Unit, each Unit consisting of one share of common stock, one Series A Warrant, one Series B Warrant and one Series C Warrant at a purchase price of $0.10 per Unit. A majority of the proceeds from the sale of the Units were advanced for the development of Sleek audio products under an infomercial and production agreement. While the agreement has been terminated, our Company and SMS Audio remain party to a non-binding term sheet.

Effective March 23, 2011, Michael Cimino resigned from our Board of Directors and his position as Executive Director of TV Goods, Inc. and affiliates.  In connection with his resignation the Company entered into an agreement with Mr. Cimino which provided: (i) all granted but yet unvested options granted to Mr. Cimino would fully vest; (ii) Mr. Cimino would continue to work with the Company on a project-by-project basis and would receive 500,000 common shares which vest August 25, 2011; and (iii) upon commencement of a written consulting agreement to commence no earlier than February 25, 2012, Mr. Cimino would be granted an additional 500,000 common shares and additional compensation for his consulting services of $6,000 per month for a period of one year.

The agreement with Mr. Cimino further provided that Mr. Cimino agreed not to sell on a trading market any common shares held by him until the earlier of 30 calendar days after the effective date of the Company’s pending registration statement or seven (7) months from the completion of a then pending funding transaction which closed June 15, 2011

The Company also agreed to reimburse certain pre-approval travel related expenses, not to exceed $600 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of June 20, 2011, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o our corporate offices at 14044 Icot Boulevard, Clearwater, Florida 33760. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Applicable percentage of ownership is based on 235,440,523 shares of common stock outstanding as of June 20, 2011 together with securities exercisable or convertible into shares of common stock within sixty (60) days of June 20, 2011 for each stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Kevin Harrington [1]	97,105,886	41.2%
Steven Rogai [2]	21,676,667	9.0%

All Directors and Executive Officers as a Group (2 Persons)	118,782,553	49.1%

G Unit, Inc. [3]	30,000,000	11.6%

———————

1

The number of shares beneficially owned by Mr. Harrington includes 98,805,886 shares held by Harrington Business Development, Inc., an entity controlled by Mr. Harrington and 300,000 shares held in his own name. Mr. Harrington has voting and dispositive control over securities held by Harrington Business Development.

2

The number of shares beneficially owned by Mr. Rogai includes 15,000,000 shares of common stock presently outstanding and 5,250,000 shares of common stock underlying options exercisable at $0.075 per share. In May, 2010 we granted Mr. Rogai options to purchase 7,000,000 shares of common stock at an exercise price of $.075 per share; 3,500,000 of these options vested on November 26, 2010, 1,750,000 of these options vested on May 26, 2011, and 1,750,000 of these options vest on November 26, 2011. The options terminate five years from the vesting date. The number of shares beneficially owned by Mr. Rogai also includes 1,426,667 shares of common stock issuable upon optional conversion of 12% Convertible Promissory Note held by Mr. Rogai.

3

Includes 7,500,000 shares of common stock issued and outstanding, 7,500,000 shares of common stock underlying our Series A Warrant, 7,500,000 shares of common stock underlying our Series B Warrant, and 7,500,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. G Unit, Inc. is reflected as a Selling Security Holder. Curtis E. Jackson, III has voting and dispositive control over securities held by G Unit, Inc. Address is c/o G. Collins & Company, LLC, 8-10 West 37th Street, 4th Floor, New York, New York 10018.

Stock Option Plans

We presently have two stock option plans:

–

2010 Executive Equity Incentive Plan (“2010 Executive Plan”); and

–

2010 Non Executive Equity Incentive Plan (“2010 Non Executive Plan”).

The purpose of the each of the plans is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. Our officers, directors, key employees and consultants are eligible to receive awards under the each of the plans.

Our plans are administered by the Board of Directors which determines, from time to time, those of our officers, directors, employees and consultants to whom plan options will be granted, the terms and provisions of the plan options, the dates such plan options will become exercisable, the number of shares subject to each plan option, the purchase price of such shares and the form of payment of such purchase price.

Options granted may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Board of Directors at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Board of Directors, in its sole discretion. All other questions relating to the administration of our plans and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

The Board of Directors may amend, suspend or terminate either the 2010 Executive Plan or the 2010 Non Executive Plan at any time, except that no amendment shall be made which:

–

increases the total number of shares subject to the plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization);

–

affects outstanding options or any exercise right thereunder;

–

extends the term of any option beyond 10 years; or

–

extends the termination date of the plan.

Unless suspended or terminated by the Board of Directors, each plan terminates 10 years from the date of the plan's adoption. Any termination of the plan does not affect the validity of any options previously granted thereunder.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

We had not issued any options, warrants or other equity or non-equity based incentives nor has any equity award/compensation has been awarded to, earned by, or paid to any of our executive officers, directors or key employees at year ended March 31, 2010; therefore, we have omitted an Outstanding Equity Awards at Fiscal Year End Table as permitted under Regulation S-K. Further, as a “smaller reporting company” we are providing the scaled disclosures as permitted by Regulation S-K and therefore, have omitted a Grants of Plan Based Award Table, Options Exercised and Stock Vested Table, Pension Benefits Table and Nonqualified Deferred Compensation Table.

2010 Executive Equity Incentive Plan

In May 2010, our Board of Directors adopted the 2010 Executive Equity Incentive Plan (“2010 Executive Plan”). We have reserved 12,000,000 shares of common stock under the 2010 Executive Plan. As of November 18, 2010 we have granted options to purchase 12,000,000 shares of common stock under the 2010 Executive Plan. The options vest over eighteen months from the grant date, are exercisable at $.075 per share for a term of five (5) years from grant date. As of May 12, 2011, there are no shares available for issuance under this plan.

2010 Non Executive Equity Incentive Plan

In May 2010, our Board of Directors adopted the 2010 Non Executive Equity Incentive Plan (“2010 Non Executive Plan”). We have reserved 10,000,000 shares of common stock under the 2010 Non-Executive Plan. As of May 12, 2011 we have granted options to purchase 10,000,000 shares of common stock under the 2010 Non-Executive Plan, the majority of which were forfeited and returned to the 2010 Non-Executive Plan. The outstanding options vest over eighteen months from the grant date, are exercisable at $.075 per share for a term of five (5) years from grant date. In December 2010, we granted options to purchase an additional 2,000,000 common shares exercisable at $0.11 per share with the same vesting provisions as the May 2010 grant. As of June 27, 2011, there are 6,000,000 shares available for issuance under this plan.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation, as amended on June 16, 2011 , authorize us to issue up to 750,000,000 shares of common stock, par value $.0001. At June 20, 2011, we had issued and outstanding 235,440,523 shares of common stock issued and outstanding of which, 113,605,886 shares or approximately 52% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are no shares of preferred stock issued and outstanding as of the date of this prospectus.

Common Stock Purchase Warrants

Under the terms of our 2010 Private Placement and our October 2010 Private Placement we granted Series A Warrants to purchase 44,750,000 shares of common stock exercisable at $0.15 per share; Series B Warrants to purchase 44,750,000 shares of common stock exercisable at $0.25 per share; and Series C Warrants to purchase 44,750,000 shares of common stock exercisable at $0.50 per share. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series, all other terms and conditions of the warrants are the same.

Warrants issued in connection with the Company’s 2010 Private Placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussions with investors.

SELLING SECURITY HOLDERS

At June 20, 2011 we had 235,440,523 shares of common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 205,140,901 shares of common stock by the selling security holders listed below and their pledges, donees and other successors in interest, which includes:

–

up to 70,890,901 shares of common stock presently issued and outstanding;

–

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series A Warrants;

–

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series B Warrants; and

–

up to 44,750,000 shares of common stock issuable upon the possible exercise of our Series C Warrants.

The following table set forth:

–

The name of each selling security holder;

–

The number of common shares owned; and

–

The number of common shares being registered for resale by the selling security holder.

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Exchange during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of May 12, 2011, assuming the exercise of all of the warrants held by the selling security holders on that date. The third column lists the shares of common stock beneficially owned, inclusive of securities underlying Warrants, being offered pursuant to this prospectus by each of the selling security holders. The fourth column lists the number of shares that will be beneficially owned by the selling security holders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of June 20, 2011 but not offered hereby are not sold. All selling security holders listed below are eligible to sell their shares.

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

As of June 20, 2011 there were 235,440,523 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling security holder on June 20, 2011, (a) the numerator is the number of shares of common stock beneficially owned by such selling security holder (including shares that he has the right to acquire within 60 days of June 20, 2011), and (b) the denominator is the sum of (i) the 235,440,523 shares outstanding on June 20, 2011, and (ii) the number of shares of common stock which such selling stockholder has the right to acquire within 60 days of June 20, 2011.

Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name of Selling Security Holder		Number of Shares Owned	Shares to be offered	Shares to be owned after offering	% to be owned after offering
Bang TVG, LLC	[1]	10,000,000	10,000,000	—	—
Donald Barnett	[2]	500,000	500,000	—	—
Robert Bea	[3]	100,000	100,000	—	—
Robert Booth	[4]	599,813	599,813	—	—
Neil Boyarsky	[2]	500,000	500,000	—	—
Donald & Rosalie Brainard	[2]	500,000	500,000	—	—
Joel Brody	[5]	1,000,000	1,000,000	—	—
Russell C. Burmeister	[40]	500,000	500,000	—	—
China Discovery Investors, Ltd.	[5,22]	1,000,000	1,000,000	—	—
Richard Church	[6]	7,000,000	7,000,000	—	—
Alicia Church	[5]	1,000,000	1,000,000	—	—
Dennis Church	[5]	1,000,000	1,000,000	—	—
George & Dorothy Church	[2]	500,000	500,000	—	—
David Cohen	[3]	100,000	100,000	—	—
Richard David	[5]	1,000,000	1,000,000	—	—
Thomas Diehl	[36]	4,000,000	4,000,000	—	—
David Dysert	[7]	1,199,625	1,199,625	—	—
Samuel Eidels	[2]	500,000	500,000	—	—
Falcon Partners BVBA	[8,23]	2,000,000	2,000,000	—	—
Edward Feighan	[9,10]	8,200,000	8,200,000	—	—
Allison Feldman Revocable Trust	2, [39]	500,000	500,000	—	—
Isadore Feldman	[2]	500,000	500,000	—	—
Melvin Feldman Rev Living Trust	[2,46]	500,000	500,000	—	—
Sten—Anders Fellman	[5,7]	2,199,625	2,199,625	—	—
Fortis Business Holdings, LLC	[11,24]	3,000,000	3,000,000	—	—
Brian Frey	[2]	500,000	500,000	—	—
George Giannopoulos	[8]	2,000,000	2,000,000	—	—
G Unit, Inc.	[33]	30,000,000	30,000,000	—	—
Mitchell Hoffelt & Tracy L. White	[2]	500,000	500,000	—	—
I Wireless, Inc.	[2,25]	500,000	500,000	—	—
Martin Hoyos	[5,7]	2,199,625	2,199,625	—	—
Stephen Jesmok	[5,12]	1,170,000	1,170,000	—	—
Frank Jichetti	[2]	500,000	500,000	—	—
David Jones	[13]	2,000,000	2,000,000	—	—
Paul Joseph	[14]	200,000	200,000	—	—
Edward Kaczmarek Trust	5, [41]	1,000,000	1,000,000	—	—
Neil Kaplan	[2]	500,000	500,000	—	—
Ira Krell	[2]	500,000	500,000	—	—
Alfred J. Krzewina	[2]	500,000	500,000	—	—
Jeff Levine	[5]	1,000,000	1,000,000	—	—
Margaret Lewis	[5]	1,000,000	1,000,000	—	—
Bryon Main	[2]	500,000	500,000	—	—
Jay Marcus	[5]	1,000,000	1,000,000	—	—
Philip & Francine Marquis	[2]	500,000	500,000	—	—
James Marussich	[15]	299,906	299,906	—	—
Terry & Linda Max	[2]	500,000	500,000	—	—
Michael Mazor	[2]	500,000	500,000	—	—
Kyia McFadden	[16]	1,500,000	1,500,000	—	—
Philip G. Meng	[2]	500,000	500,000	—	—
Micro Pipe Fund I, LLC	[10,26]	8,000,000	8,000,000	—	—
Graham Mitchell	[8,17]	4,399,250	4,399,250	—	—
Eric Monath	[4]	599,813	599,813	—	—
David Mugrabi	[2]	500,000	500,000	—	—
Keith Newton	[18]	1,799,438	1,799,438	—	—
Panarea Investment LLC	[5,27]	1,000,000	1,000,000	—	—
Robert Pash	[17]	2,399,250	2,399,250	—	—

Name of Selling Security Holder		Number of Shares Owned	Shares to be offered	Shares to be owned after offering	% to be owned after offering

Pearlson Family Living Trust	[2,28]	500,000	500,000	—	—
Plazacorp Investments Ltd.	[19,29]	4,000,000	4,000,000	—	—
Jordan Podell	[5]	1,000,000	1,000,000	—	—
Progress Partners, Inc.	[2,30]	500,000	500,000	—	—
Arthur Rabin	[5]	1,000,000	1,000,000	—	—
Jeffrey Racenstein	[5]	1,000,000	1,000,000	—	—
Jerry Rans	[2]	500,000	500,000	—	—
Steve Rathjen	[5]	1,000,000	1,000,000	—	—
Troy Reisner	[2]	500,000	500,000	—	—
Murray Segal	[2]	500,000	500,000	—	—
Michael Shaevitz	[2]	500,000	500,000	—	—
Alvin Siegel	[2]	500,000	500,000	—	—
Sonic Capital, Inc.	[2,31]	500,000	500,000	—	—
Gerald & Seena Sperling	[5,20]	1,350,000	1,350,000	—	—
Sheldon & Linda Steiner	[5]	1,000,000	1,000,000	—	—
Richard Strang		2,000,000	2,000,000	—	—
Mohammad Tily	[8]	2,000,000	2,000,000	—	—
Hector Tobia	[5]	1,000,000	1,000,000	—	—
Robert De Virion	[5,7]	2,199,625	2,199,625	—	—
Sagar & Sangeeta Sagar Vishindas	[1]	10,000,000	10,000,000	—	—
Ronald Weaver	[2]	500,000	500,000	—	—
Bruce & Geni Weinberg	[3]	100,000	100,000	—	—
Gerard Wittkemper	[7,10]	9,199,625	9,199,625	—	—
Donald E. Wray	[17,21]	11,199,250	11,199,250	—	—
Robert Beeman	[32]	4,925,211	1,325,211	3,600,000	1.7%
Joseph Conti	[32]	500,807	160,807	340,000	*
Andrew Garbarini	[32]	2,336,587	949,537	1,387,050	*
Alan Jacobs	[32]	5,143,389	1,486,589	3,656,800	1.7%
Michael Jacobs	[32]	4,923,852	1,267,052	3,656,800	1.7%
Jared Schwalb	[32]	1,951,210	1,436,860	514,350	*
Help, LLC	[37]	10,000,000	10,000,000	—	—
Dana Wright	[38]	20,000,000	20,000,000	—	—
Total			205,140,901

———————

*

Represents less than 1.0%

1.

Includes 2,500,000 shares of common stock issued and outstanding, 2,500,000 shares of common stock underlying our Series A Warrant, 2,500,000 shares of common stock underlying our Series B Warrant, and 2,500,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement. Chaim Nash has voting and dispositive control over securities held by Bang TV, LLC.

2.

Includes 125,000 shares of common stock issued and outstanding, 125,000 shares of common stock underlying our Series A Warrant, 125,000 shares of common stock underlying our Series B Warrant, and 125,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

3.

Includes 100,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with H&H Imports, Inc.

4.

Includes 599,813 shares of common stock outstanding, issued pursuant to our Senior Notes.

5.

Includes 250,000 shares of common stock issued and outstanding, 250,000 shares of common stock underlying our Series A Warrant, 250,000 shares of common stock underlying our Series B Warrant, and 250,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

6.

Includes 1,750,000 shares of common stock issued and outstanding, 1,750,000 shares of common stock underlying our Series A Warrant, 1,750,000 shares of common stock underlying our Series B Warrant, and 1,750,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

7.

Includes 1,199,625 shares of common stock outstanding, issued pursuant to our Senior Notes.

8.

Includes 500,000 shares of common stock issued and outstanding, 500,000 shares of common stock underlying our Series A Warrant, 500,000 shares of common stock underlying our Series B Warrant, and 500,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

9.

Includes 200,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corp., a private entity, prior to the Merger Agreement with H&H Imports, Inc.

10.

Includes 2,000,000 shares of common stock issued and outstanding, 2,000,000 shares of common stock underlying our Series A Warrant, 2,000,000 shares of common stock underlying our Series B Warrant, and 2,000,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

11.

Includes 750,000 shares of common stock issued and outstanding, 750,000 shares of common stock underlying our Series A Warrant, 750,000 shares of common stock underlying our Series B Warrant, and 750,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

12.

Includes 170,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corp., a private entity, prior to the Merger Agreement with H&H Imports, Inc.

13.

Includes 2,000,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corp., a private entity, prior to the Merger Agreement with H&H Imports, Inc.

14.

Includes 50,000 shares of common stock issued and outstanding, 50,000 shares of common stock underlying our Series A Warrant, 50,000 shares of common stock underlying our Series B Warrant, and 50,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

15.

Includes 299,906 shares of common stock outstanding, issued pursuant to our Senior Notes.

16.

Includes 375,000 shares of common stock issued and outstanding, 375,000 shares of common stock underlying our Series A Warrant, 375,000 shares of common stock underlying our Series B Warrant, and 375,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

17.

Includes 2,399,250 shares of common stock outstanding, issued pursuant to our Senior Notes.

18.

Includes 1,799,438 shares of common stock outstanding, issued pursuant to our Senior Notes.

19.

Includes 1,000,000 shares of common stock issued and outstanding, 1,000,000 shares of common stock underlying our Series A Warrant, 1,000,000 shares of common stock underlying our Series B Warrant, and 1,000,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

20.

Includes 350,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corp., a private entity, prior to the Merger Agreement with H&H Imports, Inc.

21.

Includes 2,200,000 shares of common stock issued and outstanding, 2,200,000 shares of common stock underlying our Series A Warrant, 2,200,000 shares of common stock underlying our Series B Warrant, and 2,200,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

22.

Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd.

23.

Gerda Van Hoeydonck has voting and dispositive control over securities held by Falcon Partners BVBA.

24.

Sara Rosenfeld has voting and dispositive control over securities held by Fortis Business Holdings, LLC.

25.

Ira Horowitz has voting and dispositive control over securities held by I Wireless, Inc.

26.

David Mickelson has voting and dispositive control over securities held by Micro Pipe Fund I, LLC. We granted securities to Micro Pip Fund, LLC pursuant to our October 2010 Private Placement.

27.

Jerry Sorata has voting and dispositive control over securities held by Panarea Investment, LLC.

28.

Gil Beth has voting and dispositive control over securities held by Pearlson Family Living Trust.

29.

Anthony Heller has voting and dispositive control over securities held by Plazacorp Investments, Ltd.

30.

Alvin Siegel has voting and dispositive control over securities held by Progress Partners, Inc. This figure excludes 125,000 shares of common stock issued and outstanding, 125,000 shares of common stock underlying our Series A Warrant, 125,000 shares of common stock underlying our Series B Warrant, and 125,000 shares of common stock underlying our Series C Warrant granted to Mr. Siegel pursuant to our 2010 Private Placement.

31.

David Schwartz has voting and dispositive control over securities held by Sonic Capital, Inc.

32.

Includes shares of common stock issued pursuant to cashless exercise of our Placement Agent Option consisting of $260,000 worth of Units, including 2,600,000 shares of common stock which has not been issued, 2,600,000 shares of common stock underlying our Series A Warrant, 2,600,000 shares of common stock underlying our Series B Warrant, and 2,600,000 shares of common stock underlying our Series C Warrant. Each of the persons listed are assignees of Forge Financial Group, Inc., a broker dealer and FINRA member. Mr. Joseph Conti has voting and dispositive control over securities held by Forge Financial Group, Inc.

33.

Includes 7,500,000 shares of common stock issued and outstanding, 7,500,000 shares of common stock underlying our Series A Warrant, 7,500,000 shares of common stock underlying our Series B Warrant, and 7,500,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. Curtis Jackson has voting and dispositive control over securities held by G Unit, Inc. G Unit, Inc. is also a party to a non-binding term sheet with our Company to market potential consumer products. The non-binding term sheet is described under “Certain Relationships and Related Transactions”. G Unit is deemed an affiliate of the Company.

34.

Includes 125,000 shares of common stock issued and outstanding, 125,000 shares of common stock underlying our Series A Warrant, 125,000 shares of common stock underlying our Series B Warrant, and 125,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

35.

Includes 500,000 shares of common stock issued and outstanding, 500,000 shares of common stock underlying our Series A Warrant, 500,000 shares of common stock underlying our Series B Warrant, and 500,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

36.

Includes 1,000,000 shares of common stock issued and outstanding, 1,000,000 shares of common stock underlying our Series A Warrant, 1,000,000 shares of common stock underlying our Series B Warrant, and 1,000,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

37.

Includes 2,500,000 shares of common stock issued and outstanding, 2,500,000 shares of common stock underlying our Series A Warrant, 2,500,000 shares of common stock underlying our Series B Warrant, and 2,500,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. Mr. Vashaun Strader has voting and dispositive control over securities held by Help, LLC.

38.

Includes 5,000,000 shares of common stock issued and outstanding, 5,000,000 shares of common stock underlying our Series A Warrant, 5,000,000 shares of common stock underlying our Series B Warrant, and 5,000,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

39.

_______________ has voting and dispositive control over Allison Feldman Revocable Trust.

40.

_______________ has voting and dispositive control over Melvin Feldman Revocable Living Trust.

41.

_______________ has voting and dispositive control over Edward Kaczmarek Trust.

PLAN OF DISTRIBUTION

The selling security holders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling security holders will offer their shares at prevailing market prices on the OTC Exchange or privately negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

–

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

–

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

–

facilitate the transaction;

–

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–

an exchange distribution in accordance with the rules of the applicable exchange;

–

privately negotiated transactions;

–

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

–

through the writing of options on the shares;

–

a combination of any such methods of sale; and

–

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders, but excluding brokerage commissions or underwriter discounts.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling security holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. In the event that any of the selling security holders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Quintairos, Prieto, Wood & Boyer, P.A. (QPWB), Fort Lauderdale, Florida. Affiliates of QPWB have been issued an aggregate of 350,000 shares of common stock in consideration of legal services rendered.

EXPERTS

The consolidated balance sheet of H&H Imports, Inc. from inception through March 31, 2010 and the related consolidated statement of operations, changes in stockholders' deficit, and cash flows from inception, October 16, 2009 to March 31, 2010 appearing in this prospectus and registration statement have been so included in reliance on the Report of Jewett, Schwartz, Wolfe & Associates, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 or via the Internet at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
TV GOODS HOLDING CORPORATION CONSOLIDATED FINANCIAL STATEMENTS PERIOD FROM INCEPTION (OCTOBER 16, 2009) TO MARCH 31, 2010
Report of Independent Certified Public Accountants	F-2
Consolidated Balance Sheet	F-3
Consolidated Statement of Operations	F-4
Consolidated Statement of Changes in Stockholders’ Deficit	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7-15

H&H IMPORTS, INC. AND SUBSIDIARIES
Consolidated Balance Sheet as of December 31, 2010 (Unaudited) and March 31, 2010	F-16
Consolidated Statement of Operations (Unaudited) for the Three and Nine Months Ended December 31, 2010 and December 31, 2009 and Period from Inception (October 16, 2009) to December 31, 2010	F-17
Consolidated Statement of Changes in Stockholders’ Equity (Unaudited) for the Period from Inception (October 16, 2009) to December 31, 2010	F-18
Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended December 31, 2010 and December 31, 2009	F-19
Notes to Consolidated Financial Statements (Unaudited)	F-20-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TV Goods Holding Corporation

We have audited the accompanying consolidated balance sheet of TV Goods Holding Corporation (a development stage company) as of March 31, 2010 and the related consolidated statement of operations, changes in stockholders' deficit, and cash flows from inception October 16, 2009 to March 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TV Goods Holding Corporation as of March 31, 2010 and the results of its consolidated operations and cash flows from inception, October 16, 2009, to March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

May 18, 2010

200 South Park Road, Suite 150 • Hollywood, Florida 33021 • Main 954.922.5885 • Fax 954.922.5957 • www.jsw-cpa.com

Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants

Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of SEC

TV GOODS HOLDING CORPORATION

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

March 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$74,991
Accounts receivable	55,830
Due from related party	140,961
Inventories	46,188
Prepaid expenses and other current assets	155,170
Total current assets	473,140

Property, plant and equipment, net	29,685

Total Assets	$502,825

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$66,441
Loan from officer	107,513
Deferred revenue	136,450
Notes payable	737,500
Accrued interest related parties	2,321
Accrued expenses and other current liabilities	61,050
Total current liabilities	1,111,275

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2010	—

Common stock, $.0001 par value; 400,000,000 shares authorized, 158,187,510 issued and outstanding at March 31, 2010	15,819
Additional paid-in capital	293,556
Deficit accumulated during development stage	(917,825)
Total stockholders' deficit	(608,450)

Total liabilities and stockholders' deficit	$502,825

See accompanying notes to consolidated financial statements.

TV GOODS HOLDING CORPORATION

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

Period From Inception (October 16, 2009) to March 31, 2010

Revenues	$363,489
Cost of revenues	350,523

Gross profit	12,966

Operating expenses:
Selling, general and administrative expenses	506,458
Total operating expenses	506,458

Loss from operations	(493,492)

Other (income) expense:
Interest income - related party	(5,961)
Other income	(10,947)
Interest expenses - Notes payable	438,918
Interest expense - related party	2,323
424,333

Loss before income taxes	(917,825)
Provision for income taxes

Net loss	$(917,825)

Loss per common share - basic and diluted	$(0.006)

Weighted average shares outstanding - basic and diluted	155,554,235

See accompanying notes to consolidated financial statements.

TV GOODS HOLDING CORPORATION

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

PERIOD FROM INCEPTION (OCTOBER 16, 2009) TO MARCH 31, 2010

	Common Shares, $.0001 Par Value Per Share		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares Issued	Amount

Balance April 1, 2009	—	$—	$—	$—	$—

October 16, 2010:
Founders shares	152,000,010	15,200	(15,200)	—	—

Shares issued in connection with senior working capital notes	6,187,500	619	308,756		309,375

Loss				(917,825)	(917,825)

	158,187,510	$15,819	$293,556	$(917,825)	$(608,450)

See accompanying notes to consolidated financial statements.

TV GOODS HOLDING CORPORATION

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

March 31, 2010

Cash flows from operating activities:
Net loss	$(917,825)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	1,199
Amortization of discount on 12% convertible debt	309,375
Amortization of deferred financing costs	105,750
Changes in operating assets and liabilities:
Accounts receivable	(55,830)
Inventories, net	(46,188)
Prepaid expenses and other current assets	(155,170)
Accounts payable	66,441
Deferred revenue	136,450
Accrued interest related party	2,321
Accrued expenses and other current liabilities	61,050
Net cash used in operating activities	(492,427)

Cash flows from investing activities:
Additions to property, plant and equipment	(30,884)
Net cash used in investing activities	(30,884)

Cash flows from financing activities:
Proceeds from issuance of 12% convertible debt	687,500
Costs associated with 12% convertible debt	(105,750)
Proceeds of note payable	50,000
Loans from related parties	107,513
Loans to related party	(140,961)

Net cash provided by financing activities	598,302

Net cash increase (decrease)	74,991
Cash and cash equivalents - beginning of period	—
Cash and cash equivalents - end of period	$74,991

Supplemental disclosures of cash flow information:
Cash paid for interest	$—
Cash paid for taxes	$—

See accompanying notes to consolidated financial statements.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(AUDITED)

NOTE 1. – DESCRIPTION OF OUR BUSINESS

TV Goods Corporation, a Florida Corporation, is a development stage company organized in October 2009 to identify and market products and services through direct response channels. Our primary channels of distribution are through television via infomercials (28.5 minute shows), short form spots (30 seconds to 5 minutes) and via shopping channels such as QVC, HSN and Shop NBC. Our business model is to initially test the potential commercial viability of a product or service with a limited media campaign to determine if a full-scale marketing campaign would be justified. If preliminary marketing results appear to justify an expanded campaign, we will develop and launch a much expanded program. Secondary channels of distribution include the internet, retail, catalog, radio and print media. If a product or service can be initially marketed successfully in the US, then the campaign could be rolled out internationally through live shopping channels and through international distribution partners.

Our executive offices are located at 14044 Icot Blvd., Clearwater, Florida, 33760.

NOTE 2. – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), which contemplate continuation of the Company as a going concern. However, we have sustained losses from operations since our inception, and such losses have continued through March 31, 2010. At March 31, 2010 we had an accumulated deficit of approximately $ 918,000 and cash on hand of approximately $ 75,000.

As discussed in Note 6, pursuant to our 2010 Private Placement we issued shares of our common stock and granted warrants with aggregate gross proceeds of $2,400,000 and net proceeds of approximately $2,085,500 after related costs.

In 2010, cash on hand and cash received in our 2010 Private Placement will primarily be used to fund our ongoing operations including expanding our sales and marketing capabilities as well as for general working capital purposes.

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) stock split of our outstanding common stock effective March 17, 2010.

Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation; we did not recognize any stock-based compensation expense during the period presented in this report.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 2. – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are recorded in the balance sheet at cost, which approximates fair value. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper.

We also offer our customers services consisting of planning, shooting and editing infomercials to aid in the Direct Response marketing of their product or service. In these instances, revenue is recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recognized as deferred revenue until earned.

Accounts Receivable

Accounts receivable consists of amounts due from the sale of our infomercial development services to our customers. As of March 31, 2010 one customer had an account receivable balance owed of $50,000 representing approximately 90% of the total receivable balance. As of March 31, 2010, we recognized no allowance for doubtful accounts.

Inventories, net

As our business model is to drop ship firm orders directly to our customers through the use of a third party facilitator, we maintain a minimal amount of inventory on hand. We do however purchase, in certain instances, products which are shipped to and held by the facilitator until sales orders are received. As orders are placed and paid for through the facilitator, the Company is notified of the sale and the appropriate amount of inventory is charged to cost of sales. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories.

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We generally provide for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 2. – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

The Company adopted FASB ASC 260, Earnings Per Share. Basic earnings (loss) per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For the period ending March 31, 2010, diluted earnings per share is not presented, as there were no potentially issuable securities outstanding for the period.

Share-Based Payments

There were no outstanding stock option awards for the period ended March 31, 2010. However, subsequent to our March 31, 2010 year end, as further described in Note 6 – Subsequent Events, the Company modified its 2009 Equity Incentive Plan, increasing shares available under the Plan and approving the 2010 Equity Incentive Plan, issuing 12,000,000 options and 9,000,000 options, respectively, under these Plans. We intend to recognize share-based compensation expense in connection with our share-based awards, net of an estimated forfeiture rate and therefore only recognize compensation cost for those awards expected to vest over the service period of the award. We will utilize a Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. As of March 31, 2010, no indicators of impairment existed.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 2. – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is primarily limited to approximately $56,000 at March 31, 2010. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

Marketing and Advertising Costs

Marketing, advertising and promotional costs are expensed as incurred.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us at March 31, 2010. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3: Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 2. – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New Accounting Standards

There were various accounting standards and interpretations issued recently, none of which had or are expected to have a material impact on our consolidated financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10, Subsequent Events (formerly FASB Statement No. 165, Subsequent Events). ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. In particular, ASC 855-10 sets forth:

•

the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements;

•

the circumstances under which we should recognize events or transactions occurring after the balance sheet date in our financial statements; and

•

the disclosures that we should make about events or transactions that occur after the balance sheet date, but before the financial statements are issued or are available to be issued.

ASC 855-10 requires disclosure of the date through which an entity has evaluated subsequent events, as well as whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. We have adopted the provisions of ASC 855-10 which did not have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2009, the FASB established the FASB Accounting Standards Codification (the “Codification” or “ASC”). The Codification is the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification has changed the manner in which U.S. GAAP guidance is referenced only and as such adoption did not have an impact on our consolidated financial position, results of operations or cash flows, but has changed the manner in which we reference U.S. GAAP.

In January 2010, the FASB issued ASU No. 2010-6, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update requires new disclosures for fair value measurements and provides clarification for existing disclosures requirements. Certain of the disclosure requirements will be effective for us on April 1, 2011. As ASU No. 2010-6 only requires enhanced disclosures, the adoption of ASU No. 2010-6 did not have a material effect on our consolidated financial position, results of operations or cash flows and did not materially expand our financial statement footnote disclosures.

In April 2010, the FASB issued ASU No. 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU No. 2010-13 clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The provisions of ASU No. 2010-13 will be effective for us on April 1, 2011. Early adoption is permitted. Adoption of the provisions of ASU No. 2010-13 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 3. – RELATED PARTY TRANSACTIONS

During the period ending March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in accrued interest, to TV Goods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects which were believed to have potential mutual benefit. The loans are unsecured, bear interest at 12% per annum and are payable on demand. These amounts are an obligation of our Chairman, Kevin Harrington.

At March 31, 2010 to Company owed our Chief Executive Officer, $107,513 in loans payable as well as $2,321 in related accrued interest. These loans were made to meet short-term working capital needs of the Company through March 31, 2010. The loans are unsecured and bear interest at 12% per annum.

Subsequent to March 31, 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable to our Chief Executive Officer. See Note 6 – Subsequent Events.

NOTE 4. – NOTES PAYABLE

Commencing in October 2009 through February 2010, the Company issued a series of 12% Senior Working Capital Notes and Revenue Participation Agreements totaling $687,500 in gross proceeds with net proceeds of $581,750 after related costs of $105,750.

Terms of the Senior Working Capital Notes included:

•

450,000 common shares issued to the Note investor for each $50,000 invested;

•

Mandatory partial conversions: In the event of a subsequent financing of $2,000,000 or more, 50% of the investors Note principal shall automatically be converted into common shares of the at a conversion price equal to 66.6% of the subsequent financing price;

•

Voluntary conversion: Following a Mandatory partial conversion, the Note investor may, at their option, convert the remaining 50% of their Note principal into common shares at a conversion price equal to 66.6% of the subsequent financing price;

•

Revenue participation agreement: Note holders receive a pro-rata portion of 1% of the Company’s revenues over 24 months from closing on 18 identified products; and

•

Registration rights were granted if the related common shares were not saleable under Rule 144 by the maturity date of the Notes, December 31, 2010.

In connection with the issuance of the Senior Working capital Notes, the Company recognized deferred financing costs of $105,750 and a discount on the Notes attributable to the common shares issued of $309,375. These costs were initially being accreted over the life of the Notes. Subsequent to issuance, and at March 31, 2010, the Notes were in default for failure to pay the required interest. As a result of the default, the Notes became immediately callable by the Note holders. Accordingly, the unaccreted balances remaining attributable to financing costs and Note discount were charged to interest expense.

As described in Note 6 - Subsequent Events, subsequent to year end, the terms of the 12% senior working capital notes were modified through a series of Amendment and Exchange Agreements and issuance of amended note agreements.

On March 25, 2010, the Company borrowed $50,000 under a Note agreement. The Note is due on or before the earlier of (a) the initial closing of the Company’s Private Placement transaction date March 22, 2010 or (b) August 30, 2010, the maturity date. The Note provides that in the event there is no closing of the Private Placement prior to the maturity date, the Note holder will forgive $25,000 and the related accrued interest. The Note bears interest at 12% per annum and may be prepaid at anytime; however, in the event of a prepayment, the Company is obligated to pay interest through the maturity date. The lender in this transaction is an officer of the placement agent in the Company’s Private Placement.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 4. – NOTES PAYABLE (continued)

As described in Note 6 – Subsequent Events, in May 2010, the Private Placement was completed, and the Note and related accrued interest were paid-in-full.

NOTE 5. – STOCKHOLDERS’ EQUITY

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or are outstanding.

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, $.0001 par value per share. As of March 31, 2010 we had 158,187,510 shares outstanding. Holders are entitled to one vote for each share of common stock (or its equivalent).

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) stock split of our outstanding common stock effective March 17, 2010.

NOTE 6. – SUBSEQUENT EVENTS

2010 Unit Offering

On May 26, 2010, we completed a Unit Offering of our common stock and warrants raising gross proceeds of $2,400,000 and net proceeds of approximately $2,085,500 after offering related costs.

Each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The selling price of the Units was $0.10 per Unit. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same.

In connection with the Private Placement the Company paid certain fees and commissions to a placement agent of approximately $240,000. In addition, the Company issued the placement agent and its assignees placement agent warrants to acquire up to 10% of the Units sold under the Private Placement. Each placement agent warrant is exercisable at $0.10 and includes one (1) share of common stock; one (1) Series A warrant; one (1) Series B Warrant; and one (1) Series C Warrant. The placement agent warrants are exercisable for a period of three (3) years from the date of issuance and include a cashless exercise and anti-dilution provision. The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the Private Placement, but contain a cashless exercise provision.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 6. – SUBSEQUENT EVENTS (continued)

Merger Agreement

On April 15, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H&H Imports, Inc. (“H&H”) and its wholly owned subsidiary, TV Goods Acquisition, Inc., pursuant to which the Company will be merged with a subsidiary of H&H and continue its business as a wholly owned subsidiary of H&H. H&H is subject to the reporting requirements of the Securities and Exchange Commission and its common stock is quoted on the Over-the-Counter Bulletin Board. H&H was organized under the laws of the state of Florida in November 2006 to purchase and sell at wholesale women’s handbags and other leather products recently introduced products into the marketplace. Under the terms of the Merger Agreement, the Company shareholders will receive shares of H&H common stock such that the Company shareholders would own approximately 98% of the total shares of H&H to be issued and outstanding following the merger. The transaction has been approved by the board of directors of H&H and the board of directors and holders of a majority of the voting stock of the Company. The transaction requires satisfaction of certain conditions to closing. Accordingly, there is no assurance that the merger will be completed.

Amendment and Restatement of Senior Working Capital Notes

Subsequent to year end, the company entered into a series of Amendment and Exchange Agreements, modifying the terms and conditions of their 12% Senior Working Capital Notes and Revenue Participation Agreements, which totaled $687,500.

The terms of the Amended and Restated Senior Working Capital Notes modified the terms of the original notes providing:

•

The revenue sharing provision was waived.

•

The definition of Subsequent Financing, which triggered certain conversion provisions, was modified such that Subsequent Financing was amended to mean prior to the note maturity date, the Company closes a reverse acquisition transaction whereby the Company becomes a reporting company under the Securities Exchange Act of 1934, as amended.

•

Interest payment provisions were modified such that in the event of a redefined Subsequent Financing, interest would be paid through the maturity date within thirty days.

•

Prepayment provisions were eliminated.

•

The partial mandatory conversion provisions were modified such that in the event of a subsequent financing, 100% of the outstanding notes shall automatically convert into common shares of the Company at the conversion price.

2009 and 2010 Equity Incentive Plans

In October 2009, the Board of Directors authorized the adoption of the 2009 Equity Incentive Plan (the “2009 Plan”), initially authorizing the issuance of up to 5,000,000 shares under this Plan. The 2009 Plan was required to be approved our shareholders prior to October 16, 2010 or any incentive stock options we may have awarded under the 2009 Plan will automatically convert into non-qualified options under terms and conditions determined by the Board, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the incentive stock options being so converted.

On March 21, 2010, the Board authorized an amendment to the 2009 Plan, increasing the number of shares issuable under the Plan from 5,000,000 shares to 12,000,000 shares. On May 26, 2010, our Board of Directors granted 12,000,000 options, exercisable at $0.075 per share to two officers and directors of the Company. The shares vest over eighteen months from grant and are exercisable for five (5) years from grant date.

TV GOODS HOLDING CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(AUDITED)

NOTE 6. – SUBSEQUENT EVENTS (continued)

On May 26, 2010, our Board of Directors and holders of a majority of our outstanding common stock authorized the 2010 Non Executive Equity Incentive Plan (“2010 Plan”) covering 10,000,000 shares of common stock. Following the adoption of the 2010 Plan, our Board granted options to purchase an aggregate of 9,000,000 shares of our common stock with an exercise price of $0.075 per share. The March 2010 options granted vest over eighteen months from the date of grant and are exercisable for five (5) years from their grant date.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the 2009 Plan or 2010 (collectively, the “Plans”) without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Note Payable – Related Party

On May 25, 2010, the Company issued an unsecured 12% Convertible Promissory Note to our Chief Executive Officer, formalizing a series of unsecured working capital advances to the Company totaling $107,513 at March 31, 2010. This note, totaling $107,000, matures May 25, 2011, and bears interest at 12% per annum, payoffs monthly, in cash. The note may be converted in full or in part at any time prior to maturity, at the option of the holder, at $0.075 per common share.

We have evaluated events and transactions that occurred subsequent to March 31, 2010 through May 26, 2010, the date the financial instruments were issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures shown, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

H&H IMPORTS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2010	March 31, 201 0
	(Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$138,527	$74,991
Accounts receivable, net	129,514	55,830
Due from related party	—	140,961
Inventories	39,037	46,188
Deferred productions costs	19,412	—
Prepaid expenses and other current assets	197,903	155,170
Total current assets	524,393	473,140

Investments	582,100	—

Property, plant and equipment, net	93,774	29,685

Total Assets	$1,200,267	$502,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$195,564	$66,441
Notes payable officer	107,000	107,513
Deferred revenue	162,500	136,450
Accrued interest related parties	2,354	2,321
Accrued expenses and other current liabilities	148,386	61,050
Notes Payable – Current Portion	18,572	737,500
Total current liabilities	634,376	1,111,275

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively.	—	—
Common stock, $.0001 par value; 400,000,000 shares authorized; 211,177,481 and 161,055,000 issued and outstanding at December 31, 2010 and March 31, 2010, respectively.	21,117	15,819
Additional paid-in capital	4,775,752	293,556
Deficit accumulated during development stage	(4,230,978)	(917,825)
Total stockholders' equity (deficit)	565,891	(608,450)

Total liabilities and stockholders' deficit	$1,200,267	$502,825

The accompanying unaudited notes are an integral part of these financial statements

H&H IMPORTS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF OPERATIONS

 (UNAUDITED)

	Three Months Ended December 31		Nine Months Ended December 31,		Period From Inception (October 16, 2009) to December 31, 2010
	2010	2009	2010	2009
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Revenues	$391,710	$102,450	$848,941	$102,450	$1,212,430
Cost of revenues	587,309	109,165	1,168,583	109,165	1,519,106

Gross profit (loss)	(195,599)	(6,715)	(319,642)	(6,715)	(306,676)

Operating expenses:	—	—	—	—	—
Selling, general and administrative expenses	1,002,871	135,626	2,954,262	135,626	3,460,720
Total operating expenses	1,002,871	135,626	2,954,262	135,626	3,460,720

Loss from operations	(1,198,470)	(142,341)	(3,273,904)	(142,341)	(3,767,396)

Other (income) expense:
Interest income - related party	(2,340)	—	(10,440)	—	(16,401)
Other (income) expense	846	—	(23,636)	—	(34,549)
Interest expenses - Notes payable	376	14,222	62,971	14,222	501,855
Interest expense - related party	3,210	—	10,354	—	12,677
	2,092	14,222	39,249	14,222	463,582

Loss before income taxes	(1,200,562)	(156,563)	(3,313,153)	(156,563)	(4,230,978)

Provision for income taxes	—	—	—	—	—

Net loss	$(1,200,562)	$(156,563)	$(3,313,153)	$(156,563)	$(4,230,978)

Loss per common share – basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.00)

Weighted average shares outstanding – basic and diluted	$203,753,991	$152,000,010	$193,580,755	$152,000,010

The accompanying unaudited notes are an integral part of these financial statements

H&H IMPORTS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM INCEPTION (OCTOBER 16, 2009) TO DECEMBER 31, 2010

(UNAUDITED)

	Common Shares, $.0001 Par Value Per Share		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares Issued	Amount
	Restated	Restated	Restated	Restated	Restated
Balance April 1, 2009	—	$—	$—	$—	$—

Initial founders shares	152,000,010	15,200	(15,200)	—	—

Shares issued in connection with senior working capital notes at $0.05 per share	6,187,500	619	308,756	—	309,375

Loss	—	—	—	(917,825)	(917,825)

Balance April 1, 2010	158,187,510	15,819	293,556	(917,825)	(608,450)

Common stock issued in Private Placement	24,000,000	2,400	2,087,713	—	2,090,113

Shares issued for services at $0.05 per share	300,000	30	14,970	—	15,000

Reverse recapitalization transaction	2,567,490	256	(335,256)	—	(335,000)

Common stock issued towards settlement of notes payable at $0.0667 per share (See Note 5)	10,307,345	1,031	686,469	—	687,500

Shares issued for services at $0.18 per share	2,406,250	240	314,760	—	315,000

Common stock issued in Private Placement at $0.10 per unit	14,250,000	1,425	1,357,525	—	1,358,950
Share based compensation	—	—	507,331	—	507,331
Retirement of common shares at $0.18 per share	(841,114)	(84)	(151,316)	—	(151,400)

Net loss	—	—	—	(3,313,153)	(3,313,153)

Balance December 31, 2010	211,177,481	$21,117	$4,775,752	$(4,230,978)	$565,891

The accompanying unaudited notes are an integral part of these financial statements

H & H IMPORTS, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTH PERIODS ENDED
DECEMBER 31, 2010 AND DECEMBER 31, 2009, AND FOR THE PERIOD FROM INCEPTION
(OCTOBER 16, 2009) TO DECEMBER 31, 2010(UNAUDITED)

	Nine Months Ended December 31,		Period From Inception (October 16, 2009) to December 31,
	2010	2009	2010
	Restated	Restated	Restated
Cash flows from operating activities:
Net loss	$(3,313,153)	$(156,563)	$(4,230,978)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	13,818	—	15,016
Amortization of discount on 12% convertible debt	—	—	309,375
Amortization of deferred financing costs	—	—	105,750
Share-based compensation	507,331	—	507,331
Shares issued for consulting services	328,500	—	328,500
Changes in operating assets and liabilities:
Accounts receivable	(73,684)	—	(129,514)
Inventories, net	7,151	—	(39,037)
Deferred production costs	(19,412)	—	(19,412)
Prepaid expenses and other current assets	(56,233)	—	(211,403)
Accounts payable	129,123	—	195,564
Deferred revenue	26,050	—	162,500
Accrued interest related party	33	—	2,354
Accrued expenses and other current liabilities	87,336	6,684	148,386
Net cash used in operating activities	(2,363,140)	(149,879)	(2,855,568)

Cash flows from investing activities:
Reverse recapitalization transaction	(320,000)	—	(320,000)
Additions to property, plant and equipment	(77,907)	(2,817)	(108,791)
Investments	(582,100)	—	(582,100)
Net cash used in investing activities	(980,007)	(2,817)	(1,010,891)

Cash flows from financing activities:
Proceeds from issuance of 12% convertible debt	—	375,000	687,500
Costs associated with 12% convertible debt	—	(59,762)	(105,750)
Proceeds of notes payable	27,294	—	77,295
Repayment of notes payable	(58,721)	—	(58,721)
Loans from related parties	(513)	—	107,000
Loans to related party	(10,440)	(135,000)	(151,401)
Proceeds from private placement of common stock	3,825,000	—	3,825,000
Costs associated with private placement of common stock	(375,937)	—	(375,937)

Net cash provided by financing activities	3,406,683	180,238	4,004,986

Net cash increase in cash and cash equivalents	63,536	27,542	138,527
Cash and cash equivalents - beginning of period	74,991	—	—
Cash and cash equivalents - end of period	$138,527	$27,542	$138,527

Supplemental disclosures of cash flow information:
Cash paid for interest	$90,640	$—	$90,640
Cash paid for taxes	$—	$—	$—
Common shares issued towards settlement of notes payable	$687,500	$—	$687,500
Common shares issued for consulting services	$315,000	$—	$315,000
Common shares issued in payment of related party receivable	$151,400	$—	$151,400

The accompanying unaudited notes are an integral part of these financial statements

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 1. Description of Our Business

H&H Import, Inc., a Florida Corporation (“H&H”), is a development stage company organized in November 2006 with operating subsidiaries (collectively referred to as the “Company”) that market and distribute products and services through direct response channels. Our operations are conducted principally through our wholly-owned subsidiaries, TV Goods Holding Corporation, Inventors Business Center, LLC and TV Goods, Inc. Our primary channels of distribution are through television via infomercials (28.5 minute shows), short form spots (30 seconds to 5 minutes) and via shopping channels such as QVC, HSN and Shop NBC. Our business model is to initially test the potential commercial viability of a product or service with a limited media campaign to determine if a full-scale marketing campaign would be justified. If preliminary marketing results appear to justify an expanded campaign, we will develop and launch an expanded program. Secondary channels of distribution include the internet, retail, catalog, radio and print media. If a product or service can be initially marketed successfully in the US, then the campaign could be rolled out internationally through live shopping channels and through international distribution partners.

Our executive offices are located in Clearwater, Florida.

Note 2. Restatement of Financial Statements

The December 31, 2010 financial statements included in our Form 10-Q filed on February 14, 2011 were restated to correct the previous accounting treatment to:

•

Recognize the Company’s capital transactions completed on May 28, 2010 with H&H Imports, Inc. as a recapitalization transaction rather than a reverse acquisition. Accordingly, no intangible asset in the form of goodwill was recognized and no related impairment of $320,000 was subsequently recorded;

•

Correct the lease expense recognized and related disclosures associated with the Company’s leased headquarters facility;

•

Expand the Company’s disclosures related to share-based payments; and

•

Expand the Company’s disclosures related to warrants issued in connection with private placement fundings.

Accordingly, our consolidated balance sheets at March 31, 2010 and December 31, 2010, which is included in this report, has been restated to properly record these items. The effect of the restatement of our balance sheet at March 31, 2010 and December 31, 2010, our income statements for the three months ended and nine months ended December 31, 2010, statement of stockholders’ equity and statements of cash flows for the nine months ended December 31, 2010 was as follows:

	December 31, 2010
	As filed	Adjustment to restate	Restated
Current liabilities:
Accounts payable	$195,564	$—	$195,564
Notes payable officer	107,000	—	107,000
Deferred revenue	162,500	—	162,500
Accrued interest related parties	2,354	—	2,354
Accrued expenses and current liabilities	114,108	34,278	148,386
Notes payable-current portion	18,572	—	18,572
Total current liabilities	600,098	34,278	634,376

Stockholders’ equity:
Preferred stock, $.0001 par value	—	—	—
Common stock, $.0001 par value	21,117	—	21,117
Additional paid-in capital	5,095,751	(320,000)	4,775,752
Deficit accumulated during development stage	(4,516,700)	285,722	(4,230,978)
Total stockholders’ equity (deficit)	$600,168	$(34,278)	$565,891

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Statements of Operations Data:

	Three months ended December 31, 2010
	As filed	Adjustment to restate	Restated
Operating Expenses:
Selling, general and administrative expenses	$993,445	$9,426	$1,002,871
Total operating expenses	993,445	9,426	1,002,871
Loss from operations	(1,189,044)	(9,426)	(1,198,470)
Interest income-related party	(2,340)	—	(2,340)
Other (income) expense	846	—	846
Interest expense-notes payable	376	—	376
Interest expense-related party	3,210	—	3,210
Loss before income taxes	(1,191,136)	(9,426)	(1,200,562)
Provision for income taxes	—	—	—
Net Loss	$(1,191,136)	$(9,426)	$(1,200,562)

	Nine months ended December 31, 2010
	As filed	Adjustment to restate	Restated
Operating Expenses:
Selling, general and administrative expenses	$2,919,984	$34,278	$2,954,262
Goodwill impairment	320,000	320,000	—
Total operating expenses	3,239,984	(285,722)	2.954,262
Loss from operations	(3,559,626)	285,722	(3,273,904)
Interest income-related party	(10,440)	—	(10,440)
Other (income) expense	(23,636)	—	(23,636)
Interest expense-notes payable	62,971	—	(62,971)
Interest expense-related party	10,354	—	10,354
Loss before income taxes	(3,598,875)	285,722	(3,313,153)
Provision for income taxes	—	—	—
Net Loss	$(3,598,875)	$285,722	$(3,313,153)

Statement of Cash Flows Data:

	Nine months ended December 31, 2010
	As filed	Adjustment to restate	Restated
Cash flows from operating activities:
Net Loss	$(3,598,875)	$285,722	$(3,313,153)
Goodwill impairment	320,000	(320,000)	—
Accrued expenses and other current liabilities	53,058	34,278	87,336
Net cash used in operating activities	$(2,363,140)	$—	$(2,363,140)

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 3. Basis of Presentation, Liquidity and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report. The accompanying consolidated condensed balance sheet as of March 31, 2010 has been derived from our audited financial statements. The condensed consolidated statements of operations for the three months ended and nine months ended December 31, 2010 and cash flows for nine months ended December 31, 2010 are not necessarily indicative of the results or operations or cash flows to be expected for any future period or for the year ending March 31, 2011.

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments (consisting of only normally recurring adjustments) necessary to present fairly the financial position and results of operations as of the dates and for the periods presented.

Effective May 28, 2010, H&H completed an Agreement and Plan of Merger (the “Merger Agreement”) with TV Goods Holding Corporation, a Florida corporation (“TV Goods”) and the Company’s wholly owned subsidiary, TV Goods Acquisition, Inc. (“Acquisition Sub”), pursuant to which TV Goods merged with Acquisition Sub and continues its business as a wholly owned subsidiary of the Company. H&H is subject to the reporting requirements of the SEC and its common stock is quoted on the Over-the-Counter Bulletin Board and Pink Sheets. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of H&H common stock such that the TV Goods shareholders received approximately 98.8% of the total shares of H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of FASB ASC 805 (“FAS-141R”), whereby TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). The historical financial records of TV Goods are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. In connection with the recapitalization transaction, the Company paid $320,000 consideration in cash to the legal acquirer and issued 300,000 common shares with a fair value of $0.05 per share for transaction related legal services. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer, March 31, 2010.

Liquidity

As of December 31, 2010, we had approximately $138,000 in cash and cash equivalents. The accompanying consolidated condensed financial statements have been prepared in conformity with accounting principals generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial losses from operations since our inception, and such losses have continued through December 31, 2010. At December 31, 2010, we had an accumulated deficit of approximately $4.2 million.

In 2010, cash on hand and cash received in private placements (see Note 4) is primarily being used to fund our ongoing operations including expanding our sales and marketing capabilities as well as for general working capital purposes.

All share and per share information contained in this report gives retroactive effect to a TV Goods 30 for 1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010 and reverse recapitalization transaction completed May 28, 2010.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation.

Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are recorded in the balance sheets at cost, which approximates fair value. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper or cash is received by our third party facilitator.

We also offer our customers services consisting of planning, shooting and editing infomercials to aid in the Direct Response marketing of their product or service. In these instances, revenue is recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recorded as deferred revenue until earned. Costs associated with a given project are deferred until the related revenues are earned and recognized. As of December 31, 2010, we had recognized deferred production costs of $19,413 and deferred revenues of $162,500.

Investments

The carrying amounts of our investments are carried at our direct cash cost. The amounts paid were determined by contract provision on the contract commitment date. Due to our percentage ownership and lack of significant influence, the investments made by the Company during the current fiscal year are not accounted for under the consolidation of equity methods of accounting. These investments are accounted for under the cost method as provided under ASC 325 Investments-Other. Under this method, the Company’s share of the earnings or losses of each investee company are not included in our Consolidated Balance Sheets or Statement of Operations. However, impairment charges are recognized in the Consolidated Statement of Operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded.

Investments held at December 31, 2010 and March 31, 2010, were as follows:

	December 31, 2010	March 31, 2010

Sleek Audio, LLC	$432,100	$—
Military Shopping Channel, LLC	150,000	—
	$582,100	$—

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Receivables

Accounts receivable consists of amounts due from the sale of our infomercial development services to our customers. It is common in our industry that deposits or advances be made prior to incurring costs associated with infomercial development projects. These advances are recorded in deferred revenue until earned. Accordingly, our accounts receivable balances, as a percentage of revenues, is smaller than many industries. Accounts receivables totaled $129,514 and $55,830 at December 31, 2010 and March 31, 2010, respectively. For the three months ended and nine months ended December 31, 2010, we recognized as uncollectable accounts totaling $35,283 and $51,033, respectively. At March 31, 2010, no allowance for doubtful accounts was recognized.

Inventories

As our business model is to drop ship firm orders directly to our customers through the use of a third party facilitator, we maintain a minimal amount of inventory on hand. We do however purchase, in certain instances, products which are shipped to and held by the facilitator until sales orders are received. As orders are placed and paid for through the facilitator, the Company is notified of the sale and the appropriate amount of inventory is charged to cost of sales. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories.

Inventories are stated at the lower of cost or market. Cost is determined using a first-in, first-out, or FIFO, method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We generally provide for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease. Depreciation expense totaled $7,472 and $13,817 for the three months ended and nine months ended December 31, 2010, respectively.

Earnings Per Share

The Company adopted FASB ASC 260, Earnings Per Share. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For the period ending December 31, 2010, no potentially issuable shares were reflected in a diluted calculation as the inclusion of potentially issuable shares would be anti-dilutive.

Shares potentially issuable at December 31, 2010 and March 31, 2010 were as follows:

	December 31, 2010	March 31, 2010
Stock options	16,000,000	—
Warrants	114,750,000	—
Related Party convertible note	1,426,667	10,307,345
	132,176,667	10,307,345

In addition, the Company issued a placement agent and its assignees placement agent warrants to acquire up to 10% of the Units sold under the 2010 Private Placement (defined below). Each placement agent warrant is exercisable at $0.10 and includes one (1) share of common stock; one (1) Series A Warrant exercisable at $0.15 per share; one (1) Series B Warrant exercisable at $0.25 per share; and one (1) Series C Warrant exercisable at $0.50 per share. The placement agent warrants are exercisable for a period of three (3) years from the date of issuance and include a

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

cashless exercise and anti-dilution provision. The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision.

Election by the placement agent to exercise their rights under the agreement would result in the issuance of an additional 2,600,000 common shares and warrants to purchase an additional 7,800,000 common shares.

Share-Based Payments

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan. In May 2010, the Board of Directors of TV Goods granted 12,000,000 options and 9,000,000 options, respectively, under these plans and such options were exchanged for Company options under the Merger Agreement. On July 15, 2010, the Company issued an additional 1,000,000 options under the non Executive Equity Incentive Plan under terms similar to the May 2010 grant. The weighted-average grant-date fair value of these awards was $880,000.

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. All options granted vest over their requisite service periods ranging from: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting). We granted no stock options or other equity awards which vest based on performance or market criteria. We have applied an estimated forfeiture rate of 10% to all invested share-based awards as of our second fiscal quarter, 2010, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary. During the third fiscal quarter, we adjusted our forfeiture rate to reflect the forfeiture of 8,000,000 Non Executive Equity Plan options granted resulting from employee terminations. We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As the Company does not have available historical information to aid in estimates established, including, but not limited to, post-vesting employment termination behavior and volatility, given the early stage of the Company’s development and development stage, the Company estimated the expected term to be the contractual term, volatility was based on the volatility of similar entities, as provided in ASC 718-10-55-25. Given the development stage status of the Company, expected dividends during the contractual term were estimated at $0 and the risk free interest rate was based on the implied yields for U.S. Treasury zero-coupon rates for the contractual term. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

The following table includes the assumptions used for options granted during the nine months ended December 31, 2010. Stock-based compensation expense recognized totaled $80,513 and $450,267 for the three months and nine months ended December 31, 2010, respectively, which has been allocated to general and administrative expenses. Options granted during the quarter ended June 30, 2010 were the first options issued by the Company.

	May and July 2010 Grants	December 2010 Grants

Dividend yield	0%	0%
Expected volatility	79%	79%
Risk free interest rate	2.08%	1.99%
Estimated holding period (years)	5	5

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Information related to options granted under both our option plans at December 31, 2010 and for the nine month period then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at March 31, 2010	—	$—	—	$—
Granted	24,000,000	0.079	4.49	—
Exercised	—	—	—	—
Forfeited	(8,000,000)	0.075	—	—
Expired	—	—	—	—
Outstanding at December 31, 2010	16,000,000	$0.079	4.49	$—
Exercisable at December 31, 2010	7,000,000	$0.075	4.42	—

No tax benefits are attributable to our share based compensation expense recorded in the accompanying condensed financial statements because we are in a net operation loss position and a full valuation allowance is maintained for all net deferred tax assets. For stock options, the amount of the tax deductions is generally the excess of the fair market value of our shares of common stock over the exercise price of the stock options at the date of exercise.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. No indicators of impairment existed for the three month and nine months ending December 31, 2010, respectively.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is limited to $129,514 at December 31, 2010. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Marketing and Advertising Costs

Marketing, advertising and promotional costs are expensed when incurred.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us at December 31 and March 31, 2010, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments.

New Accounting Standards

There were various accounting standards and interpretations issued recently, none of which had or are expected to have a material impact on our consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-6, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update requires new disclosures for fair value measurements and provides clarification for existing disclosures requirements. Certain of the disclosure requirements will be effective for us on April 1, 2011. As ASU No. 2010-6 only requires enhanced disclosures, the adoption of ASU No. 2010-6 did not have a material effect on our consolidated financial position, results of operations or cash flows and did not materially expand our financial statement footnote disclosures.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 4. Private Placements

2010 Private Placement

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186), to 64 accredited investors (the “2010 Private Placement). We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the 2010 Private Placement we issued 26,000,000 shares of common stock and warrants exercisable to purchase 78,000,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision.

October 2010 Private Placement

From October 2010 through December 31, 2010 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,225,000 to 7 accredited investors. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the offering, we issued 12,250,000 shares of common stock and warrants exercisable to purchase 36,750,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

Warrants issued in connection with the Company’s Private Placement were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

Note 5. Related Party Transactions

The current officers and directors of the Company own or beneficially control approximately 126,032,553 common shares representing approximately a 56% ownership interest. Accordingly, they are in a position to elect all new directors and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation takeover or other business combination involving the Company, which in turn could depress the market price of our common stock.

Subject to the successful completion of a pending registration of shares including the exercise of 134,250,000 common shares underlying warrants and an additional 10,400,000 common shares underlying the related Placement Agent Option, the current officers and directors’ ownership would drop to less than 35%. While not a majority ownership position, this would allow the current management to exercise significant influence over control of the Company’s operations.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Our Chief Executive Officer has loaned the Company funds to meet short-term working capital needs. These loans totaled $107,000 and $107,513, with related accrued interest of $2,354 and $2,321 at December 31, 2010 and March 31, 2010, respectively. The loans were unsecured and bear interest at 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000. The 12% Convertible Promissory Note is convertible into common shares of the Company at $0.075 per share and bears interest at 12% per annum. In connection with the issuance of this note, the Company recognized $57,067 in compensation expense representing the fair value of the conversion feature of the note. Assumptions used in the valuation of the conversion feature associated with this note included:

Dividend yield	0%
Expected volatility	79%
Risk free interest rate	2.08%
Estimated holding period	5 years

Through March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in related accrued interest, to TVGoods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects which were believed to have potential mutual benefit. The loans were unsecured, carried an interest rate of 12% per annum and were payable on demand. These amounts are an obligation of our Chairman, Kevin Harrington. On November 23, 2010, Kevin Harrington tendered 841,114 shares of our common stock to the Company as payment in full of the loans totaling $151,400, inclusive of related interest of approximately $16,400. The shares were returned to treasury. The shares tendered were valued at $0.18 per share, the closing price of our common stock on the settlement date.

Note 6. Notes Payable

Commencing in February 2009 through March 2010, the Company issued a series of 12% Senior Working Capital Notes and Revenue Participation Agreements totaling $687,500 in gross proceeds with net proceeds of $581,750 after related costs of $105,750.

Terms of the Senior Working Capital Notes included:

•

450,000 common shares issued to the Note investor for each $50,000 invested;

•

Mandatory partial conversions: In the event of a subsequent financing of $2,000,000 or more, 50% of the investors Note principal would automatically be converted into common shares of the Company ay a conversion price equal to 66.6% of the subsequent financing price;

•

Voluntary conversion: Following a Mandatory partial conversion, the Note investor may, at their option, convert the remaining 50% of their Note principal into common shares at a conversion price equal to 66.6% of the subsequent financing price;

•

Revenue participation agreement: Note holders receive a pro-rata portion of 1% of the Company’s revenues over 24 months from closing on 18 identified products; and

•

Registration rights were granted if the related common shares were not saleable under Rule 144 by the maturity date of the Notes, December 31, 2010.

In connection with the issuance of the Senior Working Capital Notes, the Company recognized deferred financing costs of $105,750 and a discount on the Notes attributable to the fair value of the common shares issued of $309,375. These costs were initially being accreted over the life of the Notes. Subsequent to issuance, and at March 31, 2010, the Notes were in default for failure to pay the required interest. As a result of the default, the Notes became immediately callable by the Note holders. Accordingly, the unaccreted balances remaining attributable to financing costs and Note discount were charged to interest expense.

Due to the default status of the Notes for failure to make timely interest payments, during the first fiscal quarter, the Company entered into a series of Amendment and Exchange Agreements, modifying the terms and conditions of their 12% Senior Working Capital Notes and Revenue Participation Agreements, which totaled $687,500.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The terms of the Amended and Restated Senior Working Capital Notes modified the terms of the original notes providing:

•

The revenue sharing provision was waived.

•

The definition of Subsequent Financing, which triggered certain conversion provisions, was modified such that Subsequent Financing was amended to mean prior to the note maturity date, the Company closed a reverse acquisition transaction whereby the Company becomes a reporting company under the Securities Exchange Act of 1934, as amended.

•

Interest payment provisions were modified such that in the event of a redefined Subsequent Financing, interest would be paid through the maturity date, December 31, 2010, within thirty days.

•

Prepayment provisions were eliminated.

•

The partial mandatory conversion provisions were modified such that in the event of a subsequent financing, 100% of the outstanding notes shall automatically convert into common shares of the Company at the conversion price.

In May 2010, concurrent with the completion of the Merger Agreement, the Amended and Restated Senior Working Capital Notes totaling $687,500 were converted, at the contractual agreed upon rate of $0.0667 per share, resulting in the issuance of 10,307,345 common shares. Also, as provided in the amended note agreements, upon conversion, the note holders were paid interest through December 31 2010, the maturity date. Actual interest earned prior to conversion plus the additional interest through the maturity date totaled $84,379. The entire interest payment was paid in cash and charged to interest expense in May 2010.

In March 2010, the Company borrowed $50,000 under a note agreement. The note was due on or before the earlier of (a) the initial closing of the Company’s then pending 2010 Private Placement or (b) August 30, 2010, the maturity date. The note provided that in the event there was no closing of the 2010 Private Placement prior to the maturity date, the note holder will forgive $25,000 and the related accrued interest. The note carried an interest rate of 12% per annum and could be prepaid at anytime; however, in the event of a prepayment, the company was obligated to pay interest through the maturity date. The lender in this transaction was an officer of the placement agent in the Company’s 2010 Private Placement. In May 2010, upon completion of the 2010 Private Placement, the note and related accrued interest were paid-in full.

During the period ended March 31, 2010 our Chief Executive Officer loaned the Company funds to meet short-term working capital. These loans totaled $107,000 and $107,513, with related accrued interest of $2,354 and $2,321 at December 31, 2010 and March 31, 2010, respectively. The loans were unsecured and bear interest at 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note (the “Convertible Note”) in the principal amount of $107,000. The 12% Convertible Promissory Note is convertible at $0.075 per share and bears interest at 12% per annum. In connection with the issuance of this note, the Company recognized $57,067 in compensation expense representing the fair value of the conversion feature of the note.

Note 7. Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term are not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840- Leases, the Company recognizes lease expenses on a straight-line basis, which totals $10,642 per months over the lease term.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2010:

	Operation Leases	Capital Leases
Year 1	$125,544	$—
Year 2	125,544	—
Year 3	20,924	—
Year 4	—	—
Year 5	—	—
	$272,012	$—

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $31,926 and $94,158 for the three month and nine month periods ended December 31, 2010.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010 (“Termination Date”), of the offering.  We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers.  The maximum amount of penalty to which the Company may be subject is $156,000.  Under the provisions of ASC 450, the Company had accrued $75,000 at December 31, 2010.

Note 8. Stockholders’ Equity

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or were outstanding at December 31, 2010 or March 31, 2010, respectively.

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, $.0001 par value per share. At December 31, 2010 and March 31, 2010, the Company had 211,177,481 and 161,055,000 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010 and the reverse recapitalization transaction completed in May 2010.

Merger Agreement

On April 15, 2010, the Company entered into the Merger Agreement with TV Goods, pursuant to which TV Goods was merged with a subsidiary of the Company and continue its business as a wholly owned subsidiary of H&H. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of the Company common stock such that the TV Goods shareholders received approximately 98.8% of the total shares of the H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of FASB ASC 805  (“FAS-141R”), whereby the TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). The historical financial records of TV Goods are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. In connection with the recapitalization

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

transaction, the Company paid $320,000 consideration in cash to the legal acquirer and issued 300,000 common shares with a fair value of $0.05 per share for transaction related legal services. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized.

Concurrent with the effective date of the reverse recapitalization transaction, H&H adopted the fiscal year end of the accounting acquirer, March 31, 2010.

Share Issuances

2010 Private Placement

From April 2010 through July 2010 (the “2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186), to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the 2010 Private Placement we issued 26,000,000 shares of common stock and warrants exercisable to purchase 78,000,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision.

October 2010 Private Placement

From October 2010 through December 31, 2010 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,225,000 to 7 accredited investors. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the offering, we issued 12,250,000 shares of common stock and warrants exercisable to purchase 36,750,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

Warrants issued in connection with the Company’s private placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

On August 18, 2010, under the provisions of a three month consulting agreement, the Company issued 1,000,000 common shares. The shares issued had a fair value on the contract date of $180,000.

On November 2, 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 100,000 shares with a fair value of $15,000 on the contract date. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

On November 11, 2010, the Company issued 150,000 shares under a Consulting and Management Agreement with a fair value on the contract date of $28,500. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On November 23, 2010, Mr. Kevin Harrington, Chairman, tendered 841,114 shares of common stock to the Company representing payment in full of a related party receivable totaling $151,400, inclusive of related interest of approximately $16,400. The shares tendered were valued at $0.18 per share, the closing price of the Company’s common stock on the settlement date.

On December 31, 2010, under the terms of a consulting agreement related to studio productions, the Company issued 1,000,000 shares with a fair value on the contract date of $80,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

Equity Compensation Plans

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan (collectively, the “Plans”) and granted 12,000,000 options and 9,000,000 options, respectively, under TV Goods stock option plans and such options were exchanged for Company options under the Merger Agreement. On July 15, 2010, the Company issued an additional 1,000,000 shares under the Non Executive Incentive Plan under terms similar to the May 2010 grant.

In May 2010, our Board of Directors granted 12,000,000 options under the Executive Equity Incentive Plan, exercisable at $0.075 per share to two officers and directors of the Company. The shares vest over eighteen months from grant and are exercisable for five (5) years from grant date (May 26, 2010). At December 31, 2010, there are no shares available for issuance under the Executive Equity Incentive Plan.

In May 2010, our Board also granted options to purchase an aggregate of 9,000,000 shares of our common stock with an exercise price of $0.075 per share under the Non Executive Equity Incentive Plan. The options granted vest over eighteen months from the date of grant (March 26, 2010) and are exercisable for five (5) years from their grant date. During the quarter ending December 31, 2010, 8,000,000 shares were forfeited due to termination of employment. In December 2010, an additional 2,000,000 options were granted under this plan. At December 31, 2010, there were 6,000,000 shares available for future issuance under the Non Executive Equity Incentive Plan.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plans without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Note 9. Subsequent Events

In January 2011, the Company sold Units for gross proceeds of $650,000 to two private investors. In connection with this transaction, the Company issued 6,500,000 Units. Each Unit consisted of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. The warrants may be exercised on a cashless basis until such time as the related registration statement is

H & H IMPORTS, INC. AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

declared effective by the Securities and Exchange Commission. The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The selling price of the Units was $0.10 per Unit. No commissions were paid in connection with the sale of the Units. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same. Warrants issued in connection with the Company’s private placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. The transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

We have evaluated events and transactions that occurred subsequent to December 31, 2010, through the date the financial statements were issued, for potential recognition or disclosure in the accompanying condensed consolidated financial statements. Other than the disclosures above, we did not identify any events or transactions through February 11, 2011 that should be recognized or disclosed in the accompanying condensed consolidated financial statements.

On April 11, 2011 the Company and Octagon Capital Partners, an accredited investor, entered into a securities purchase agreement Octagon purchased from the Company a convertible debenture, in the principal amount of $750,000. The debenture bears interest at a rate of 0% per annum and is convertible into shares of the Company's common stock at any time commencing on the date of the debenture at a conversion price of $0.20 per share, subject to adjustment. The debenture is due and payable on December 1, 2011.  In connection therewith, the Company also issued the following warrants to Octagon: 3,750,000 Series A Common Stock Purchase Warrants, 1,875,000 Series B Common Stock Purchase Warrants and 1,875,000 Series C Common Stock Purchase Warrants. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 843,750 Series A Common Stock Purchase Warrants and 281,250 Series B Common Stock Purchase Warrants.  During the first fiscal quarter 2012, the Company will record the Octagon Capital Partners transaction, recognizing the relative fair value of the debenture and detachable warrants under the provisions of ASC Topic 470.  As the ultimate conversion ratio may change under the terms of convertible debenture, the Company may recognize the intrinsic value of a reduced conversion at a later date.  Also, the convertible debenture contains an embedded beneficial conversion feature which, when recognized, will result in a potentially significantly higher interest rate.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers

Our Bylaws provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Transfer Agent Fees	$2,500.00
SEC registration fee	3,335.99
Accounting fees and expenses	2,500.00
Legal fees and expenses	20,000.00
TOTAL *	$28,335.99

———————

*

Estimated

Item 26.

Recent Sales of Unregistered Securities

Issuances Prior to Merger Agreement

During the year ended February 29, 2008, the Company issued 900,000 shares of common stock for services rendered at a value of $2,064.

During the year ended February 29, 2008, the Company issued 2,180,000 shares of common stock to an initial investor for cash of $5,000.

During the year ended February 29, 2008, the Company issued 150,000 shares of common stock to directors for services rendered at a value of $3,750.

During the year ended February 29, 2008, the Company issued 1,080,000 shares of common stock at $.025 per share, for a total of $27,000.

During the three months ended May 31, 2008, the Company issued 840,000 shares of common stock at $.025 per share, for a total of $21,000.

During the year ended February 28, 2009, the Company issued 4,125 shares of Series A Convertible Preferred Stock at $15.00 per share, for a total of $61,875.

During the three months ended May 31, 2009, the Company retired 50,000 shares of common stock that were issued to a former director of the Company.

During the three months ended May 31, 2009, the Company issued 50,000 shares of common stock for services rendered at a value of $1,250.

During the three months ended May 31, 2009, the holders of 4,125 shares of Series A Convertible Preferred Stock exercised the right to convert such shares into 412,500 shares of common stock. No Series A convertible preferred stock remains outstanding as of May 31, 2009.

During the three months ended August 31, 2009, the Company issued 5,000 shares of common stock for services rendered at a value of $750.

The securities issued above were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investor had access to information concerning the Company and the securities issued to the investor contain a legend restricting transferability absent registration or applicable exemption.

Merger Transaction

Pursuant to a Merger Agreement effective May 28, 2010 (the “Merger Agreement”), and in exchange for all of the outstanding shares of TV Goods Holding Corporation (“TV Goods”) common stock, effective May 28, 2010 (the “Closing Date”) holders of TV Goods common stock received 182,487,500 shares of the Company representing approximately 98.8% of the outstanding shares of the Company. The 108 TV Goods security holders also received warrants exercisable to purchase an additional 72,000,000 shares of the Company common stock in exchange for TV Goods warrants. The TV Good warrants are described below. In addition, 2,400,000 warrants were issued to Forge Financial Group, Inc. and its assignees (the “Placement Agent Warrants”) which are also described below. Options to purchase 21,000,000 shares of common stock were also issued to 8 TV Goods employees under pursuant to TV Goods stock option plans. The options are exercisable at $0.075 per share. The shares of common stock issued pursuant to the Merger Agreement contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.

Prior to the Closing Date, TV Goods completed a private placement (“2010 Private Placement”) and sold 24,000,000 Units or $2,400,000, each Unit consisting of: (i) one Share of Common Stock (the “TV Goods Offering Shares”); (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “TV Goods Offering Warrants”) at a price per Unit of $0.10; and in addition, TV Goods Holdings issued Placement Agent Warrants, to purchase at $0.10 per Unit, a number of Units equal to 10% of the Units sold under the TV Goods Holding Private Placement (the TV Goods Holding Offering Shares, TV Goods Holding Offering Warrants and TV Goods Placement Agent Warrants, together referred to as the “TV Goods Private Placement Securities”). The TV Goods Private Placement Securities were exchanged for Company securities pursuant to the Merger Agreement. In addition, prior to the Closing Date, TV Goods also had issued and outstanding Senior Working Capital Notes in the principal amount of $687,500 (“TV Goods Senior Notes”) which were held by 16 note holders. The TV Goods Senior Notes were converted into an aggregate of 10,307,345 shares of TV Goods Common Stock pursuant to the terms of such notes and the Merger Agreement.

See 2010 Private Placement below for further description of certain fees paid in connection with the private placement.

The securities issued to the TV Goods security holders were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506. The securities contain a legend restricting transferability absent registration or applicable exemption. The TV Goods security holders received current information about the Company and had the opportunity to ask questions about the Company. All of the TV Goods security holders were deemed accredited.

In connection with the Merger Agreement 3,000,000 shares of our outstanding shares of common stock were returned to treasury by certain shareholders of H&H and retired in consideration of $300,000.

On June 30, 2010, July 19, 2010, and July 27, 2010, the Company sold an additional 950,000 Units, 50,000 Units and 1,000,000 Units, respectively, to accredited investors at $0.10 per Unit resulting in the issuance of an additional 2,000,000 shares and 6,000,000 warrants under terms identical to those of the TV Goods Private Placement. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investors had access to information concerning the Company and the securities issued to the investors contain a legend restricting transferability absent registration or applicable exemption.

2010 Private Placement

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186) to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. In connection with the 2010 Private Placement, we paid fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units. The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision.

October 2010 Private Placement

From October through November 2010, we sold Units containing common stock and warrants raising gross proceeds of $1,125,000 to 6 accredited investors. The selling price was $0.10 per Unit; each Unit consists of: (1) one share of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $0.15 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $0.25 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $0.50 per share. In connection with the offering, we issued 11,250,000 shares of common stock and warrants exercisable to purchase 33,750,000 shares of common stock (the “Warrants”). The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investors had access to information concerning the Company and the securities issued to the investors contain a legend restricting transferability absent registration or applicable exemption.

October 2010 Consulting Agreement

On October 18, 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 156,250 shares of common stock with a fair value of $25,000 on the contract date. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. The consultant received current information about the Company and has the opportunity to ask questions about the Company.

November Private Issuances

In November 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 100,000 shares with a fair value of $15,000 on the contract date. In addition, in November, 2010, the Company issued 150,000 shares under a financial advisory consulting agreement with a fair value on the contract date of $20,000. The securities issued to the consultant and advisor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The consultant and advisor received current information about the Company and had the opportunity to ask questions about the Company.

December 2010 Issuances

In December 2010 the Company issued 1,000,000 shares of common stock to a consultant, valued at $0.08 per share, pursuant to a consulting agreement. The securities issued to the consultant were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The consultant received current information about the Company and had the opportunity to ask questions about the Company.

On December 31, 2010 the Company issued 1,000,000 Units to an accredited investor, each Unit consisting of: (i) one Share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share  at a price per Unit of $0.10. The Company received gross proceeds of $100,000 from the sale of the Units. The Company did not pay any commissions or finder fees in connection with the issuance.  The Company intends to use the proceeds from the sale of Units for general working capital.  The securities issued to the investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The investor received current information about the Company and had the opportunity to ask questions about the Company.

January 2011 Issuances

During January 2011 the Company issued an aggregate of 6,500,000 Units to two accredited investors, each Unit consisting of: (i) one Share of Common Stock; (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $0.15 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $0.25 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $0.50 per share at a price per Unit of $0.10. The Company received gross proceeds of $650,000 from the sale of the Units. The Company did not pay any commissions or finder fees in connection with the issuances.  The Company intends to use the proceeds from the sale of Units for general working capital.  The securities issued to the investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company.

Exercise of Warrants

Effective March 8, 2011 the Company issued an aggregate of 6,626,056 shares of Common Stock to affiliates of Forge Financial Group, Inc., pursuant to the cashless exercise of warrants held by six affiliates of Forge Financial Group.  The Company did not receive any proceeds in connection with the exercise of the warrants nor pay any commissions or fees in connection with the issuances.  The securities issued to the warrant holders were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  The warrant holders received current information about the Company and had the opportunity to ask questions about the Company.

April 2011 Debenture

On April 11, 2011, in consideration of $750,000, the Company issued a Convertible Debenture in the principal amount of $750,000 to an accredited investor and (i) 3,750,000 Series A Warrants to purchase one share of Common Stock exercisable at $0.15 per share; (ii) 1,875,000 Series B Warrants to purchase one share of Common Stock exercisable at $0.25 per share; and (iii) 1,875,000 Series C Warrants to purchase one share of Common Stock exercisable at $0.50 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “Warrants”). The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.01 per share, subject to certain conditions. The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The Warrants also contain a cashless exercise provision in the event the underlying shares of Common Stock are not registered at any time after 6 months from the Closing Date. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 375,000 Series A Common Stock Purchase Warrants, 187,500 Series B Common Stock Purchase Warrants and 187,500 Series C Common Stock Purchase Warrants.  The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

As Seen On TV Agreement

On June 2, 2011, the Company issued 5,000,000 shares of its Common Stock to the sole member of As Seen On TV, LLC pursuant to an acquisition agreement with As Seen on TV.  The securities issued to the member of As Seen On TV were issued under the exemption from registration provided by Section 4(2) of the Securities Act.  The securities contain a legend restricting their transferability absent registration or applicable exemption.  The member of As Seen On TV received current information about the Company and had the opportunity to ask questions about the Company.

Garden State Private Placement

On June 15, 2011 the Company and approximately ten accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 5,850,000 shares of the Company’s common stock and three series of warrants to purchase up to 11, 700,000 shares of Common Stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $0.20 per share, which may be adjusted downward, but not to less than $.10 per share, under certain circumstances. In addition to the shares, the Company issued: (i) series A Common Stock purchase warrants to purchase up to 5,850,000 shares of Common Stock at an exercise price of $0.15 per share; (ii) series B Common Stock purchase warrants  to purchase up to 2,925,000 shares of Common Stock at an exercise price of $0.25 per share and (iii) series C Common Stock purchase warrants to purchase up to 2,925,000 shares of Common Stock at an exercise price of $0.50 per share, The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 as promulgated thereunder.  The investors received current information about the Company and had the opportunity to ask questions about the Company.  The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

Garden State Securities, Inc. acted as our exclusive placement agent in connection with the offering and received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to Garden State Securities common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $0.15 per share.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27.

Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger effective May 28, 2010 (1)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation dated April 18, 2008 (2)
3.3	Amendment to Articles of Incorporation dated August 5, 2010 (*)
3.4	Bylaws of H&H Imports, Inc. (2)
4.1	Form of Series A, B and C Warrant (1)
4.2	Form of Placement Agent Warrant (1)
4.3	Convertible Promissory Note issued to Steven Rogai (1)
4.4	Form of Series A-1, B-1 and C-1 Warrant (*)
4.5	Convertible Debenture dated April 11, 2011(6)
5.1	Opinion of Quintairos, Prieto, Wood & Boyer, P.A. as to the legality of the Shares (to be filed by amendment)
10.1	Employment Agreement with Kevin Harrington (1)
10.2	Executive Equity Incentive Plan (3)
10.3	Non Executive Equity Incentive Plan (3)
10.4	Lease Agreement (to be filed by amendment)
10.6	Form of 2010 Private Placement Subscription Agreement (*)
10.7	Form of October 2010 Private Placement Subscription Agreement (*)
10.8

Infomercial Production and Brand License Agreement PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION WITH THE COMPANY’S APPLICATION FOR CONFIDENTIAL TREATMENT. (5)

10.9	Securities Purchase Agreement dated April 11, 2011 (6)
10.10	Securities Purchase Agreement dated May 27, 2011 (7)
10.11	Severance, Consulting and Release Agreement dated March 23, 2011 (**)
16.1	Letter of Former Accountant (4)
16.2	Letter of Former Accountant (8)
21.1	List of subsidiaries of the Company (*)
23.1	Consent of Jewett, Schwartz, Wolfe & Associates (**)
23.2	Consent of Quintairos, Prieto, Wood & Boyer, P.A. (included in Exhibit 5.1)

———————

*

Previously filed.

**

Filed herewith

(1)

Incorporated by reference to the Company’s current report on Form 8-K dated May 28, 2010 filed on June 4, 2010.

(2)

Incorporated by reference to the Company’s registration statement on Form S-1 filed April 24, 2008.

(3)

Incorporated by reference to the Company’s Schedule 14C Definitive Information Statement filed on July 8, 2010.

(4)

Incorporated by reference to Form 8-K dated June 22, 2010, filed on June 24, 2010.

(5)

Incorporated by reference to Form 10-Q Quarterly Report for the period ended December 31, 2010.

(6)

Incorporated by reference to Form 8-K dated April 11, 2011 filed on April 15, 2011.

(7)

Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 8, 2011.

(8)

Incorporated by reference to Form 8-K dated June 8, 2011 filed on June 14, 2011.

Item 28.

Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Clearwater, Florida on June 28, 2011.

H&H IMPORTS, INC.

By:	/s/ Steve Rogai
Steve Rogai
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Rogai	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	June 28 2011
Steve Rogai

/s/ Kevin Harrington	Senior Executive Officer and Chairman of the Board of Directors	June 28 2011
Kevin Harrington

EXHIBIT LIST

Exhibit Number	Description
2.1	Agreement and Plan of Merger effective May 28, 2010 (1)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation dated April 18, 2008 (2)
3.3	Amendment to Articles of Incorporation dated August 5, 2010 (*)
3.4	Bylaws of H&H Imports, Inc. (2)
4.1	Form of Series A, B and C Warrant (1)
4.2	Form of Placement Agent Warrant (1)
4.3	Convertible Promissory Note issued to Steven Rogai (1)
4.4	Form of Series A-1, B-1 and C-1 Warrant (*)
4.5	Convertible Debenture dated April 11, 2011(6)
5.1	Opinion of Quintairos, Prieto, Wood & Boyer, P.A. as to the legality of the Shares (to be filed by amendment)
10.1	Employment Agreement with Kevin Harrington (1)
10.2	Executive Equity Incentive Plan (3)
10.3	Non Executive Equity Incentive Plan (3)
10.4	Lease Agreement (to be filed by amendment)
10.6	Form of 2010 Private Placement Subscription Agreement (*)
10.7	Form of October 2010 Private Placement Subscription Agreement (*)
10.8

Infomercial Production and Brand License Agreement PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION WITH THE COMPANY’S APPLICATION FOR CONFIDENTIAL TREATMENT. (5)

10.9	Securities Purchase Agreement dated April 11, 2011 (6)
10.10	Securities Purchase Agreement dated May 27, 2011 (7)
10.11	Severance, Consulting and Release Agreement dated March 23, 2011 (**)
16.1	Letter of Former Accountant (4)
16.2	Letter of Former Accountant (8)
21.1	List of subsidiaries of the Company (*)
23.1	Consent of Jewett, Schwartz, Wolfe & Associates (**)
23.2	Consent of Quintairos, Prieto, Wood & Boyer, P.A. (included in Exhibit 5.1)

———————

*

Previously filed.

**

Filed herewith

(1)

Incorporated by reference to the Company’s current report on Form 8-K dated May 28, 2010 filed on June 4, 2010.

(2)

Incorporated by reference to the Company’s registration statement on Form S-1 filed April 24, 2008.

(3)

Incorporated by reference to the Company’s Schedule 14C Definitive Information Statement filed on July 8, 2010.

(4)

Incorporated by reference to Form 8-K dated June 22, 2010, filed on June 24, 2010.

(5)

Incorporated by reference to Form 10-Q Quarterly Report for the period ended December 31, 2010.

(6)

Incorporated by reference to Form 8-K dated April 11, 2011 filed on April 15, 2011.

(7)

Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 8, 2011.

(8)

Incorporated by reference to Form 8-K dated June 8, 2011 filed on June 14, 2011.